                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A
                              (AMENDMENT NO. 1)

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: July 26, 1996
                      (Date of earliest event reported)

                          COCA-COLA ENTERPRISES INC.
            (Exact name of Registrant as specified in its charter)


   DELAWARE                  1-09300                58-0503352
  (State of            (Commission File No.)      (IRS Employer
Incorporation)                                  Identification No.)


               2500 WINDY RIDGE PARKWAY, ATLANTA, GEORGIA 30339
         (Address of principal executive offices, including zip code)

                                (770) 989-3000
             (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired:

            SA Beverage Sales Holding NV, Coca-Cola Beverages SA, and
                 Coca-Cola Production SA Combined Financial Statements - for the years ended December 31, 1995, 1994, and 1993:

                 Report of Independent Auditors
                 Combined Balance Sheets
                 Combined Statements of Income
                 Combined Statements of Cash Flows
                 Combined Statements of Share-Owners' Equity
                 Notes to Combined Financial Statements

            SA Beverage Sales Holding NV, Coca-Cola Beverages SA, and
                 Coca-Cola Production SA Unaudited Interim Combined Financial Statements - for the six month periods ended June 30, 1996 and June 30, 1995:

                 Combined Balance Sheets
                 Combined Statements of Income
                 Combined Statements of Cash Flow
                 Notes to Combined Financial Statements

            Amalgamated Beverages Great Britain Limited Annual Report and
                 Accounts - for the years ended December 31, 1995, 1994, and 1993:


                 Report of the Auditors
                 Group Profit and Loss Account
                 Group Statement of Total Recognised Gains and Losses and
                       Reconciliation of Movements in Shareholders' Funds
                 Balance Sheets
                 Group Cash Flow Statement
                 Notes on the Accounts

            Amalgamated Beverages Great Britain Limited Report and Accounts -
                 for the 24-week periods ended June 15, 1996 and June 17, 1995 (unaudited)

                 Group Profit and Loss Account
                 Group Balance Sheet
                 Group Cash Flow Statement
                 Notes on the Accounts


        (b) Pro Forma Financial Information:


            Coca-Cola Enterprises Inc. Pro Forma Combined Condensed Financial
                 Information - for the six month period ended June 28, 1996 and for the year ended December 31, 1995 (unaudited):

                 Introductory Information
                 Pro Forma Combined Condensed Statement of Operations
                        for the Six Months Ended June 28, 1996
                 Pro Forma Combined Condensed Statements of Operations
                        for the Quarters Ended March 29, 1996 and June 28,
                        1996
                 Pro Forma Combined Condensed Statement of Operations
                        for the Year Ended December 31, 1995
                 Pro Forma Combined Condensed Statements of Operations
                        for the Quarters Ended March 31, 1995, June 30, 1995, September 29, 1995 and December 31, 1995
                 Pro Forma Combined Condensed Balance Sheet as of June 28, 1996 Notes to Unaudited Pro Forma Combined Condensed Financial
                        Information

        (c) Exhibits.

        EXHIBIT NO. 23.1      Consent of Ernst & Young Reviseurs
                              d'Entreprises SCC.

        EXHIBIT NO. 23.2      Consent of Arthur Andersen.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COCA-COLA ENTERPRISES INC.
                                              (Registrant)


                                        By:  /s/ Lowry F. Kline
                                            -------------------------
                                        Name:  Lowry F. Kline
                                        Title: General Counsel

Date: September 9, 1996

                         INDEX TO FINANCIAL STATEMENTS


                                                                   Page
                             Financial Statements                 Numbers
                             --------------------                 -------


SA Beverage Sales Holding NV, Coca-Cola Beverages SA, and
     Coca-Cola Production SA Combined Financial Statements - for the years ended December 31, 1995, 1994, and 1993:

     Report of Independent Auditors                                 F-3
     Combined Balance Sheets                                        F-4
     Combined Statements of Income                                  F-6
     Combined Statements of Cash Flows                              F-7
     Combined Statements of Share-Owners' Equity                    F-8
     Notes to Combined Financial Statements                         F-9


SA Beverage Sales Holding NV, Coca-Cola Beverages SA, and
     Coca-Cola Production SA Unaudited Interim Combined
     Financial Statements - for the six month periods ended
     June 30, 1996 and June 30, 1995:

     Combined Balance Sheets                                       F-39
     Combined Statements of Income                                 F-41
     Combined Statements of Cash Flow                              F-42
     Notes to Combined Financial Statements                        F-43


Amalgamated Beverages Great Britain Limited Annual Report and
     Accounts - for the years ended December 31, 1995, 1994, and 1993:

     Report of the Auditors                                        F-50
     Group Profit and Loss Account                                 F-51
     Group Statement of Total Recognised Gains and Losses and
           Reconciliation of Movements in Shareholders' Funds      F-52
     Balance Sheets                                                F-53
     Group Cash Flow Statement                                     F-54
     Notes on the Accounts                                         F-55

                         INDEX TO FINANCIAL STATEMENTS


                                                                   Page
                             Financial Statements                 Numbers
                             --------------------                 -------


Amalgamated Beverages Great Britain Limited Report and Accounts - for the 24-week periods ended June 15, 1996 and June 17, 1995 (unaudited)

     Group Profit and Loss Account                                   F-71
     Group Balance Sheet                                             F-72
     Group Cash Flow Statement                                       F-73
     Notes on the Accounts                                           F-74


Coca-Cola Enterprises Inc. Pro Forma Combined Condensed Financial
     Information - for the six month period ended June 28, 1996 and for the year ended December 31, 1995 (unaudited):

     Introductory Information                                        PF-1
     Pro Forma Combined Condensed Statement of Operations            PF-4
            for the Six Months Ended June 28, 1996
     Pro Forma Combined Condensed Statements of Operations
            for the Quarters Ended March 29, 1996 and June 28,
            1996                                                     PF-6
     Pro Forma Combined Condensed Statement of Operations
            for the Year Ended December 31, 1995                     PF-7
     Pro Forma Combined Condensed Statements of Operations
            for the Quarters Ended March 31, 1995, June 30, 1995,
            September 29, 1995 and December 31, 1995                 PF-9
     Pro Forma Combined Condensed Balance Sheet as of June 28, 1996 PF-10 Notes to Unaudited Pro Forma Combined Condensed Financial
            Information                                              PF-11

                         COMBINED FINANCIAL STATEMENTS

                         SA Beverage Sales Holding NV
                            Coca-Cola Beverages SA
                            Coca-Cola Production SA

                               December 31, 1995

COMBINED FINANCIAL STATEMENTS

SA Beverage Sales Holding NV
Coca-Cola Beverages SA
Coca-Cola Production SA

December 31, 1995






                                                             Page
                                                             ----

Report of Independent Auditors                                 3

Combined Balance Sheets                                        4

Combined Statements of Income                                  6

Combined Statements of Cash Flows                              7

Combined Statements of Share-Owners' Equity                    8

Notes to Combined Financial Statements                         9

                        Report of Independent Auditors


To the Board of Directors and Share Owners
SA Beverage Sales Holding NV
Coca-Cola Beverages SA
Coca-Cola Production SA



We have audited the accompanying combined balance sheets of SA Beverage Sales Holding NV and subsidiaries, Coca-Cola Beverages SA and subsidiaries, and Coca-Cola Production SA as of December 31, 1995 and 1994, and the related combined statements of income, share-owners' equity, and cash flows for each of the three years in the period ended December 31, 1995, expressed in United States dollar equivalents. These financial statements are the responsibility of the combined Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of SA Beverage Sales Holding NV and subsidiaries, Coca-Cola Beverages SA and subsidiaries, and Coca-Cola Production SA as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with accounting principles generally accepted in the United States.

Brussels, June 21, 1996

Ernst & Young Reviseurs d'Entreprises SCC
Represented by


/s/ Daniel J. Van Cutsem
- -------------------------
Daniel J. Van Cutsem
Partner

COMBINED BALANCE SHEETS

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA


December 31


(In thousands)                                      1995          1994
- --------------                                      ----          ----

ASSETS

CURRENT

Cash and cash equivalents                       $  142,186    $   65,888

Trade accounts and notes receivable, less
  allowances of $5,168 in 1995 and $2,827
  in 1994                                          172,162       187,403

Inventories                                         80,591        88,562

Prepaid expenses and other current assets           60,395        62,604

Due from affiliates                                 15,238       132,578
                                                ----------    ----------
               TOTAL CURRENT ASSETS                470,572       537,035


OTHER LONG-TERM ASSETS                               9,172         9,747

PROPERTY, PLANT AND EQUIPMENT
Land                                                17,806        16,725
Buildings and improvements                         144,735       131,505
Machinery and equipment                            434,785       352,989
Containers                                          49,604        37,168
                                                ----------    ----------
                                                   646,930       538,387
Less allowances for depreciation                   184,950       132,354
                                                ----------    ----------
                                                   461,980       406,033

FRANCHISE ASSETS                                   337,716       316,552

                                                ----------    ----------
                                                $1,279,440    $1,269,367
                                                ==========    ==========


See Notes to Combined Financial Statement

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31


(In thousands)                                           1995          1994
- --------------                                           ----          ----

LIABILITIES AND SHARE-OWNERS' EQUITY

CURRENT
Bank loans and overdrafts                            $   13,216    $  100,917
Trade accounts and notes payable                         75,147        75,134
Accrued expenses and other payables                     184,328       170,021
Current maturities of long-term debt                      2,846         6,816
Accrued taxes                                            23,031        28,437
Due to affiliates                                        43,639        44,406
                                                     ----------    ----------
               TOTAL CURRENT LIABILITIES                342,207       425,731

ADVANCES FROM AFFILIATES                                292,264       261,465

LONG-TERM DEBT                                           25,130        25,813

OTHER LONG-TERM LIABILITIES                              12,828        12,638

DEFERRED INCOME TAXES                                     4,166         1,208

SHARE-OWNERS' EQUITY
Common stock                                            604,574       602,843
Capital surplus (deficit)                               (67,633)      (69,481)
Reinvested earnings                                      18,712        13,527
Foreign currency translation adjustment                  47,192        (4,377)
                                                     ----------    ----------
                                                        602,845       542,512
                                                     ----------    ----------
                                                     $1,279,440    $1,269,367
                                                     ==========    ==========



See Notes to Combined Financial Statements

COMBINED STATEMENTS OF INCOME

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

Year ended December 31

(In thousands)                                   1995       1994        1993
- --------------                                   ----       ----        ----

NET OPERATING REVENUES                       $1,452,154  $1,197,498  $876,492

Cost of goods sold                            1,057,051     867,324   635,828
                                             ----------  ----------  --------
                         GROSS PROFIT           395,103     330,174   240,664

Selling, administrative and general expenses    323,479     260,455   196,666
                                             ----------  ----------  --------
                     OPERATING INCOME            71,624      69,719    43,998

Interest income                                   7,644       5,385     5,449
Interest expense                                 19,904      13,242     7,336
Net foreign exchange gains (losses)                (384)        828       164
Other income (deductions) - net                  (6,894)     (3,487)     (523)
                                             ----------  ----------  --------
           INCOME BEFORE INCOME TAXES            52,086      59,203    41,752

Income tax expense (benefit)                      4,372      (1,584)    2,066
                                             ----------  ----------  --------
                           NET INCOME           $47,714     $60,787   $39,686
                                             ==========  ==========  ========


See Notes to Combined Financial Statements

COMBINED STATEMENTS OF CASH FLOWS

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

Year ended December 31


(In thousands)                                     1995       1994       1993
- --------------                                     ----       ----       ----

OPERATING ACTIVITIES
Net income                                      $ 47,714   $  60,787  $  39,686
Depreciation and amortization                     58,068      45,417     31,214
Deferred income taxes                              2,966      (3,524)     1,688
Restructuring charge and net losses on
  disposals of assets                              5,778      10,901      1,228
Net decrease (increase) in other long-term
  assets                                             160       1,119     (2,716)
Other noncash items                                4,122       3,035      3,213
Net change in operating assets and liabilities    42,722     (25,195)     3,034
                                                --------   ---------  ---------
  Net cash provided by operating activities      161,530      92,540     77,347
                                                --------   ---------  ---------

INVESTING ACTIVITIES
Purchases of property, plant and equipment       (82,698)    (76,913)   (48,763)
Acquisitions of bottling companies (net of
  cash acquired)                                       -     (79,035)   (97,932)
Proceeds from disposals of assets                  2,560       5,029      3,749
Other investing activities                         1,225        (556)      (359)
                                                --------   ---------  ---------
  Net cash used in investing activities          (78,913)   (151,475)  (143,305)
                                                --------   ---------  ---------


FINANCING ACTIVITIES
Issuances of debt                                      -     113,655          -
Payments of debt                                (102,660)       (562)      (617)
Amounts received from affiliates                 124,058      96,007    105,973
Amounts paid to affiliates                             -    (112,865)   (25,990)
Increases in common stock                          1,731           -     25,110
Repayment of capital                                   -           -    (34,200)
Dividends                                        (42,529)    (46,172)    (5,135)
Other financing activities                         6,135       6,142     (1,561)
                                                --------   ---------  ---------
 Net cash provided by (used in) financing
   activities                                    (13,265)     56,205     63,580
                                                --------   ---------  ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND CASH EQUIVALENTS                             6,946       8,097     (8,352)
                                                --------   ---------  ---------

CASH AND CASH EQUIVALENTS
Net increase (decrease) during the year           76,298       5,367    (10,730)
Balance at beginning of year                      65,888      60,521     71,251
                                                --------   ---------  ---------
  Balance at end of year                        $142,186   $  65,888  $  60,521
                                                ========   =========  =========



See Notes to Combined Financial Statements

COMBINED STATEMENTS OF SHARE-OWNERS' EQUITY
SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA


Year ended December 31

                                            Capital   Reinvested     Foreign
                                 Common     surplus    earnings     currency
(In thousands)                    stock    (deficit)  (deficit)    translation   Total
- ----------------------------    --------   ---------  ----------   -----------  ------
Balance at December 31, 1992     $26,208    $512,733   $(35,639)   $(18,201)   $485,101

Increase in common stock          25,110           -          -           -      25,110
Capital repayment                      -     (34,200)         -           -     (34,200)
Corporate capital contribution         -       1,551          -           -       1,551
Translation adjustments                -           -          -     (25,568)    (25,568)
Net income                             -           -     39,686           -      39,686
Dividends                              -           -     (5,135)          -      (5,135)
                                 -------    --------   --------    --------    --------
Balance at December 31, 1993      51,318     480,084     (1,088)    (43,769)    486,545

Increase in common stock
  transferred from capital
  surplus                        567,513    (567,513)          -          -           -
Decrease in common stock
  transferred to capital
  surplus                        (15,988)     15,988           -          -           -
Corporate capital contribution         -       1,960           -          -       1,960
Translation adjustments                -           -           -     39,392      39,392
Net income                             -           -      60,787          -      60,787
Dividends                              -           -     (46,172)         -     (46,172)
                                 -------    --------   ---------   --------    --------
Balance at December 31, 1994     602,843     (69,481)     13,527     (4,377)    542,512

Increase in common stock           1,731           -           -          -       1,731
Corporate capital contribution         -       1,848           -          -       1,848
Translation adjustments                -           -           -     51,569      51,569
Net income                             -           -      47,714          -      47,714
Dividends                              -           -     (42,529)         -     (42,529)
                                 -------    --------   ---------   --------    --------
Balance at December 31, 1995    $604,574    $(67,633)  $  18,712   $ 47,192    $602,845
                                ========    ========   =========   ========    ========

See Notes to Combined Financial Statements

NOTES TO COMBINED FINANCIAL STATEMENTS

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


1.  Accounting policies

    The significant accounting policies and practices followed by the entities included in the accompanying combined financial statements are in conformity with accounting principles generally accepted in the United States ("US GAAP").

    Combination

    The accompanying combined financial statements, expressed in United States dollar equivalents, include the accounts of SA Beverage Sales Holding NV and subsidiaries ("BSH"), Coca-Cola Beverages SA and subsidiaries ("CCBSA"), and Coca-Cola Production SA ("CCP"), (collectively "the combined Companies"). All significant intercompany accounts and transactions are eliminated.

    The companies included in the accompanying combined financial statements maintain their official accounting records and prepare their separate financial statements for domestic purposes in accordance with accounting practices and in the currencies of their respective countries (Belgian francs for BSH and French francs for CCBSA and CCP). These separate financial statements issued for domestic purposes are adjusted to reflect US GAAP and are subsequently translated into United States dollar equivalents for purposes of combination. It should not be construed that the assets and liabilities, expressed in United States dollar equivalents, can actually be realized in or extinguished by United States dollars at the exchange rates used in the accompanying translation.

    Organization

    The combined Companies, which are effectively wholly-owned indirect subsidiaries of The Coca-Cola Company ("TCCC"), market, distribute and produce nonalcoholic beverages under bottling and canning agreements with TCCC. BSH and CCBSA operate in Belgium and France. Their franchise territories include approximately 90% of the population of France and all of the population of Belgium. CCP operates in France and sells to licensed bottlers and canners of TCCC beverages primarily in Germany and The Netherlands, in addition to supplying BSH and CCBSA. (See also notes 6, 12, 18 and 23 for additional disclosures regarding related party relationships and transactions).

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

1.  Accounting policies (Continued)

    Marketing Costs and Support Arrangements

    BSH and CCBSA participate to varying degrees in several advertising and marketing programs. Certain costs incurred by the combined Companies under these programs have historically been reimbursed by TCCC (see also note 18). All costs related to marketing and advertising the combined Companies' products are expensed in the period incurred or expensed ratably over the year as revenues are earned or as other performance measures are met. All funding for marketing programs is recognized as income in the period earned or recognized ratably over the year as other performance measures are met.

    Cash equivalents

    Marketable securities that are highly liquid and have maturities of three months or less at the date of purchase are classified as cash equivalents.

    Inventories

    Inventories are valued at the lower of cost or market value. Cost is determined on the basis of weighted average cost or first-in, first-out methods.

    Property, plant and equipment

    Property, plant and equipment are stated at cost, less allowances for depreciation, and include assets acquired under capital lease arrangements as well as interest relating to the financing of constructed assets until the assets are placed in service. Property, plant and equipment are depreciated by the straight-line method over the estimated useful lives of the assets which are as follows:

    Land improvements                                        20 years
    Buildings and improvements                               40 years
    Leasehold improvements                                   40 years
    Machinery and equipment                                  12 years
    Furniture and fixtures                                   10 years
    Vendors, coolers and dispensers                           9 years
    Vehicles                                             5 or 6 years
    Computers and peripheral equipment                   3 to 6 years

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995



1.  Accounting policies (Continued)

    Property, plant and equipment (Continued)

    Assets held under capital leases are depreciated over the term of the lease (including potential extensions, where applicable). Depreciation expense, including depreciation on capital leases and amortization of leasehold improvements, amounted to approximately $48.8 million in 1995, $38 million in 1994 and $24.4 million in 1993.

    Repairs, maintenance and renewal costs which do not materially prolong the useful life of an asset are expensed as incurred. Repairs and maintenance expense amounted to approximately $20.6 million in 1995, $15.6 million in 1994 and $10.6 million in 1993.

    Returnable containers and consignment liabilities

    Returnable containers consist of returnable pallets, bottles and cases and are accounted for as non-depreciable assets included in property, plant and equipment. Returnable containers are recorded at the lower of cost or current deposit price when they are initially placed in service. The excess of original cost over the deposit price, if any, is expensed currently with the exception of any excess on the introduction of new types of containers which may be amortized on a straight-line basis over three years.

    Subsequent increases in deposit prices result in an increase in the carrying value of the corresponding returnable containers in trade up to, but not exceeding, their original historical cost. Conversely, decreases in deposit prices result in a corresponding reduction to the carrying values of the containers.

    Franchise assets

    Franchise agreements contain performance requirements and convey to the franchisee the rights to distribute and sell products of the franchiser within specified territories. Franchise assets, representing the excess of the purchase price over the fair value of the net assets of businesses acquired, are stated at cost and amortized on a straight-line basis over the estimated future periods to be benefited (40 years). Accumulated amortization of franchise assets amounted to approximately $38.6 million and $26.9 million at December 31, 1995 and 1994, respectively.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


1.  Accounting policies (Continued)

    Use of estimates

    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates represent management's best estimates given knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

    Changes in accounting principles

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). The combined Companies' required adoption date is January 1, 1996. SFAS 121 standardizes the accounting practices for the recognition and measurement of impairment losses on certain long-lived assets. The combined Companies anticipate the adoption of SFAS 121 will not have a material impact on their results of operations or financial position. However, the provisions of SFAS 121 will require certain charges historically recorded by the combined Companies in other income (deductions) - net to be included in operating income.

2. History and legal structure of the entities included in the combined financial statements

    SA Beverage Sales Holding NV

    BSH is incorporated in Belgium as a "societe anonyme - naamloze vennootschap" (joint stock company) and is a wholly-owned indirect subsidiary of TCCC. BSH was originally incorporated in 1989 under the name SA Beverage Holdings (1989) NV. Between 1989 and 1991, BSH acquired several independent franchise bottlers, and certain of the legal entities acquired were merged into it, directly or indirectly. BSH's name was successively changed to SA Coca-Cola Beverages (1991) NV in 1991, to SA Coca-Cola Beverages Belgium NV in 1994, and to its current name on March 5, 1996.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


2. History and legal structure of the entities included in the combined financial statements (Continued)

    SA Beverage Sales Holding NV (Continued)

    On November 16, 1993, BSH acquired 72% of the outstanding shares of Belbottling NV, a toll packer of beverages of TCCC held by Interbrew, a leading Belgian brewery. Belbottling simultaneously acquired from Interbrew 72% of the outstanding shares of Socodrink SA/NV, a franchise bottler of beverages of TCCC, and 100% of the outstanding shares of Coca-Cola Bottling (South & West Belgium) SA/NV ("CCBS&W"), also a franchise bottler. BSH already owned the remaining 28% of the shares of Belbottling and Socodrink (see also note 3). On December 30, 1993, Socodrink was merged into Belbottling which changed its name to Socodrink ("New Socodrink").

    On August 5, 1994, New Socodrink acquired all of the outstanding shares of the independent franchise bottlers Antwerpco NV and Gentopco NV owned by the Van Milders family (see also note 3).

    On September 13, 1994, SA Coca-Cola Production Belgium NV was incorporated as a wholly-owned subsidiary of BSH. Its name was subsequently changed to SA Coca-Cola Bottlers Belgium NV ("Bottlers").

    On December 29, 1995, CCBS&W, Antwerpco and Gentopco were merged into New Socodrink.

    On February 14, 1996, BSH contributed its bottling activities to New Socodrink in exchange for shares with retroactive effect from January 1, 1996. New Socodrink changed its name to SA Coca-Cola Beverages Belgium NV ("CCBB") on March 5, 1996.

    As a result of the above changes, the current legal structure of the Belgian Coca-Cola bottling entities comprises BSH (parent company without activity other than holding the shares in its subsidiaries) and its two wholly-owned operating subsidiaries CCBB and Bottlers.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995



2. History and legal structure of the entities included in the combined financial statements (Continued)

    Coca-Cola Beverages SA

    CCBSA is registered in France as a "societe anonyme" (joint stock company) and is a wholly-owned, indirect subsidiary of TCCC.

    The Company was originally incorporated in 1987 under the name Coca-Cola Distribution SA. In 1989, Coca-Cola Distribution purchased from the Pernod Ricard Company substantially all of the shares in four of its subsidiaries which were the primary bottlers and distributors of beverages of TCCC in
    France: Societe Parisienne de Boissons Gazeuses (100%), Societe Regionale de Boissons Gazeuses (51%), Societe Vichyssoise de Boissons Gazeuses (100%) and Grande Limonaderie de Vichy (100%). The remaining shares of Societe Regionale de Boissons Gazeuses were purchased from The Coca-Cola Export Corporation ("TCCEC") (26%), a wholly-owned subsidiary of TCCC, and Brasseries et Glaciere Internationales (23%), a company not affiliated with the Pernod Ricard Company or TCCC.

    In 1989, Coca-Cola Distribution merged with its four subsidiaries and the resulting entity was renamed Coca-Cola Beverages SA.

    Coca-Cola Production SA

    CCP is registered in France as a "societe anonyme" (joint stock company) and was incorporated in 1987 in the Industrial Zone of Bergues (Dunkirk). CCP is a wholly-owned subsidiary of Barlan Incorporated, a company incorporated in the state of Delaware and a wholly-owned indirect subsidiary of TCCC.

3.  Acquisitions

    On November 16, 1993, BSH completed the acquisition of all of the outstanding shares of the Coca-Cola bottling and toll packing operations owned by Interbrew. The total purchase price amounted to approximately $110.9 million and was financed through a subscription of common stock of BSH (approximately $25.1 million) by Beverage Products, Ltd, a wholly-owned subsidiary of TCCC, and through advances from TCCEC.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


3.      Acquisitions (Continued)

        On August 5, 1994, BSH completed the acquisition of all of the outstanding shares of Antwerpco and Gentopco, two independent franchise bottlers owned by the Van Milders family. These acquisitions were financed through an advance from SA Coca-Cola Services NV. The total purchase price of approximately $87.5 million was paid except for amounts due to be paid as follows (in thousands):

        January 1, 1996                    $   816
        January 1, 1997                        816
        January 1, 1998                        816
        January 1, 1999                        816
        August  5, 2004                      4,605
                                           -------
                                           $ 7,869
                                           =======

        The amounts payable under these share purchase agreements bear interest from the closing date at the thirty-day Belgian Interbank Offered Rate ("BIBOR") plus 2%, such interest to be recalculated as of the first business day of each month utilizing the average BIBOR rate published or announced on such first business day (see also note 13).

        The acquisitions described above were accounted for by the purchase method and, accordingly, the results of operations of Belbottling, Socodrink, CCBS&W, Antwerpco and Gentopco have been included with BSH's since the acquisition dates. The fair value of assets acquired and liabilities assumed totalled approximately $62.3 million. The excess of the purchase price over the fair value of net assets acquired is attributable to franchise assets and is being amortized on a straight-line basis over 40 years. The purchase price allocation for Belbottling, Socodrink and CCBS&W was definitive as of December 31, 1994. For Antwerpco and Gentopco, it was definitive as of December 31, 1995.

        Summarized below are unaudited pro forma combined results of operations for the years ended December 31, 1994 and 1993 assuming all acquisitions occurred at January 1, 1993 (in thousands):


                                                    1994          1993
                                                -----------   -----------
        Net revenues                            $1,240,138   $1,096,129
        Operating income                        $   77,252   $   57,984
        Net income                              $   61,964   $   39,613

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


3.      Acquisitions (Continued)

        The unaudited pro forma combined results of operations are not necessarily indicative of the results of operations that would have been achieved had the companies actually been combined during the period presented, or of future results of operations of the combined Companies.

4.      Inventories

        Inventories consist of the following (in thousands):


                                                 1995       1994
                                                 ----       ----
        Raw materials                          $16,372    $20,024
        Finished goods                          52,506     54,523
        Advertising and promotional materials    4,222      5,173
        Other inventories                        7,491      8,842
                                              --------   --------
                                               $80,591    $88,562
                                              ========   ========

5.      Prepaid expenses and other current assets

        Prepaid expenses and other current assets consist of the following (in thousands):


                                                      1995       1994
                                                      ----       ----
        Prepaid expenses                            $17,542    $20,898
        Recoverable value added tax                  16,476     18,130
        Miscellaneous accounts receivable             9,700     13,895
        Recoverable taxes                             5,554         29
        Supplies inventories                          5,280      4,898
        Deposits on containers                        4,083      2,180
        Other                                         1,760      2,574
                                                    -------    -------
                                                    $60,395    $62,604
                                                    =======    =======

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995



6.  Due from affiliates

    Amounts due from affiliates consist of the following (in thousands):

                                                       1995         1994
                                                       ----         ----
    Advance to TCCC                                  $     -      $94,371
    Advance to Beverage Products, Ltd                      -       18,495
    Trade receivables from affiliates                 15,238       19,712
                                                     -------     --------
                                                     $15,238     $132,578
                                                     =======     ========

    The advance to TCCC was granted on December 30, 1994 and repaid on February 28, 1995. This advance was financed by a short-term loan from Citibank (see also note 9). The advance to Beverage Products, Ltd was granted on December 30, 1994 and repaid on September 29, 1995. Interest on these advances was charged at a weighted average rate of 5.6% per annum.

7.  Other long-term assets

    Other long-term assets consist of the following (in thousands):


                                                        1995        1994
                                                        ----        ----
    Long-term value added tax receivable              $4,866       $4,863
    Security deposits                                  2,287        2,215
    Other                                              2,019        2,669
                                                      ------       ------
                                                      $9,172       $9,747
                                                      ======       ======

8.  Capital leases

    Included in property, plant and equipment are the following amounts representing assets held under capital leases (in thousands):

                                                        1995         1994
                                                        ----         ----
    Cost
        Land                                           $1,270       $1,173
        Buildings and improvements                      9,490        8,696
        Machinery and equipment                         2,057        1,908
                                                      -------       ------
                                                       12,817       11,777
        Accumulated depreciation                        1,736          514
                                                      -------      -------
        Net book value                                $11,081      $11,263
                                                      =======      =======

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


8.      Capital leases (Continued)

        The amounts for land and buildings include BSH's Antwerp facility, which is leased from Belgo Leasing under a lease expiring on December 31, 2003. This lease can be extended, by mutual agreement between the lessor and the lessee, for an additional period of five years after the initial expiration date. BSH has an option to purchase the land and buildings at the end of the lease term for approximately $3 million. The lease agreement stipulates that the interest rate is reviewed annually based on the rate charged by The National Bank of Belgium on advances to banks plus 3%. The interest rate amounted to 12% in 1995 and 10.25% in 1994. The difference between the contractual interest rate on the lease and the market rate at the date of the acquisition of Antwerpco was accounted for as an adjustment to franchise assets related to the acquisition, and was credited to other accrued expenses.

        Future lease commitments in respect of capital leases are shown in note 19.

9.      Bank loans and overdrafts

        Bank loans and overdrafts consist of the following (in thousands):


                                                       1995        1994
                                                       ----        ----
       Bank overdraft with Credit Lyonnais           $ 6,097    $  1,760
       Bank overdraft with Generale Bank                   -       3,818
       Loan from Citibank                                  -      94,371
       Straight loan from Kredietbank                  6,798           -
       Other                                             321         968
                                                     -------    --------
                                                     $13,216    $100,917
                                                     =======    ========

       The bank overdrafts with Credit Lyonnais and Generale Bank are not covered by a formal credit facility. The weighted average interest rates on these overdrafts were 3.75% in 1995 and 6% in 1994.

       On December 29, 1994, BSH entered into a loan agreement with Citibank whereby approximately $94.4 million was borrowed from December 30, 1994 to February 28, 1995 at a rate of 5.6% per annum. On the same date, BSH granted an advance for the same amount, period and interest rate to TCCC (see also note 6).

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


9.      Bank loans and overdrafts (Continued)

        As of December 31, 1995, BSH had a credit facility of approximately $51 million with Bank Brussel Lambert and a credit facility of approximately $34 million with Kredietbank. The straight loan from Kredietbank outstanding at December 31, 1995 is part of this credit facility (see also note 13). Interest rates on borrowings made under these facilities are based on market rates which were approximately 5% in 1995.

        As of December 31, 1995, CCBSA had approximately $49 million available under three unused short-term overdraft facilities with Credit du Nord (approximately $29 million), Societe Generale (approximately $20 million) and BICS (approximately $400,000). Interest rates on borrowings made under these facilities are based on Paris Interbank Offered Rates ("PIBOR") plus margins ranging between .55% and .75%.

        As of December 31, 1995, CCP had approximately $20 million available under two short-term overdraft facilities with Societe Generale (approximately $10 million) and Banque Nationale de Paris (approximately $10 million). Interest rates on borrowings made using these facilities are based on PIBOR plus margins of .3% and .35%, respectively. In addition, CCP participates in an interest-bearing cash-pooling arrangement with other affiliates of TCCC through Citibank which provides CCP with the majority of its cash flow requirements.

10.     Accrued expenses and other payables

        Accrued expenses and other payables consist of the following (in thousands):


                                                        1995         1994
                                                        ----         ----
        Accrued marketing and advertising expenses   $ 53,534     $ 47,964
        Accrued payroll                                34,385       34,306
        Container deposits                             24,881       18,573
        Restructuring accruals                         22,638       34,949
        Other accrued expenses and accounts payable    48,890       34,229
                                                     --------     --------
                                                     $184,328     $170,021
                                                     ========     ========

        Restructuring accruals include approximately $22 million in 1995 and $27.4 million in 1994 relating to various restructuring actions decided by BSH as a result of its acquisitions of independent franchise bottlers. The offsets to these amounts were accounted for as an adjustment to franchise assets related to the respective acquisitions.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

10.     Accrued expenses and other payables (Continued)

        Restructuring accruals also include approximately $600,000 in 1995 and $7.5 million in 1994 relating to CCBSA's decision to close its Luneville plant. The offset to this amount (comprising approximately $5 million related to the write-down of property, plant and equipment to net realizable value and approximately $2.5 million for transfer, termination, and other personnel related benefits in connection with the closing) was accounted for as part of selling, administrative and general expenses in 1994. At December 31, 1995, this plant closing was substantially completed. Total costs incurred during 1995 for the closing of the Luneville plant were substantially in accordance with the accrual recorded at December 31, 1994.

11.     Accrued taxes

        Accrued taxes consist of the following (in thousands):


                                                           1995       1994
                                                           ----       ----
        Payroll taxes                                    $13,259    $13,123
        Excise duties and sales taxes                      3,911      3,144
        Value added tax                                    3,086      5,563
        Withholding taxes                                      -      2,325
        Corporate income taxes                             1,227      2,920
        Other accrued taxes                                1,548      1,362
                                                         -------    -------
                                                         $23,031    $28,437
                                                         =======    =======

12.     Advances from affiliates

        The advances from affiliates, which are directly or indirectly wholly-owned subsidiaries of TCCC, consist of the following (in thousands):


                                                            1995       1994
                                                            ----       ----
        Advances from TCCEC                               $185,642   $162,241
        Advance from SA Coca-Cola Services NV               87,014     80,384
        Advance from Beverage Products, Ltd                 19,608     18,840
                                                          --------   --------
                                                          $292,264   $261,465
                                                          ========   ========

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


12.     Advances from affiliates (Continued)

        The maturities of these advances, which are denominated in Belgian francs, range from March 28 to December 31, 1996. Although these advances are usually granted for less than twelve months, they are classified as non-current liabilities since management and TCCC have the intent and ability to refinance the advances on a long-term basis. The weighted average interest rate on these advances was 5.3% in 1995, 6.3% in 1994 and 7.7% in 1993.

13.     Long-term debt

        Long-term debt consists of the following (in thousands):


                                                                1995      1994
                                                                ----      ----
        Capital lease obligations                             $12,012    $12,271
        Amounts payable under share purchase agreements         7,869     12,277
        Straight loan from Kredietbank                          6,798          -
        Advance from Bank Brussel Lambert                           -      6,280
        Other                                                   1,297      1,801
                                                              -------    -------
                                                              $27,976    $32,629
        Less: current maturities                                2,846      6,816
                                                              -------    -------
                                                              $25,130    $25,813
                                                              =======    =======


        Maturities of long-term debt (excluding the straight loan from Kredietbank) are as follows (in thousands):

                                   Capital        Amounts payable
                                    lease           under share
                                 obligations    purchase agreements    Other    Total
                                 -----------    -------------------    -----    -----
        1996                        $1,418             $ 816           $ 612    $2,846
        1997                         1,550               816             657     3,023
        1998                         1,099               816              21     1,936
        1999                         1,237               816               7     2,060
        2000                         1,392                 -               -     1,392
        After 2000                   5,316             4,605               -     9,921
                                   -------            ------          ------   -------
                                   $12,012            $7,869          $1,297   $21,178
                                   =======            ======          ======   =======

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


13.     Long-term debt (Continued)

        The straight loan from Kredietbank was obtained under a credit facility of approximately $34 million (see also note 9). Loans obtained under this facility are for renewable periods not exceeding 12 months. At December 31, 1995, the total straight loan from Kredietbank amounted to approximately $13.6 million, $6.8 million of which has been classified as long-term debt because management has the intent and ability to refinance it on a long-term basis. The remaining balance of approximately $6.8 million of the straight loan is classified as short-term bank loans.

        Interest paid was approximately $2.8 million in 1995, $2.4 million in 1994 and $500,000 in 1993. Interest expense incurred on advances from affiliates during 1993 through 1995 was not paid but recorded as an increase in these advances.

14.     Common stock and capital surplus (deficit)

        The common stock included in the accompanying combined balance sheet at December 31, 1995 is made up as follows (in thousands):

        Common stock of BSH amounting to BEF 710,920,000 represented
        by 122,007 ordinary shares without par value                     $17,867

        Common stock of CCBSA amounting to FRF 3,085,316,000
        represented by 30,853,160 ordinary shares with a par value
        of FRF 100 each                                                  585,988

        Common stock of CCP amounting to FRF 4,300,000 represented
        by 43,000 ordinary shares with a par value of FRF 100 each           719
                                                                        --------
                                                                        $604,574
                                                                        ========


        The capital surplus (deficit) at December 31, 1995 arose as follows:

        a. The shares of Societe Regionale de Boissons Gazeuses acquired from TCCEC in 1989 (see note 2) were accounted for by CCBSA using the former carrying value of these shares in the financial statements of TCCEC. The difference of approximately $6.9 million between the estimated fair market value at which CCBSA actually acquired these shares and the amount at which they were accounted for, was reported as an adjustment to capital surplus (deficit).

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

14.     Common stock and capital surplus (deficit) (Continued)

        b. At December 31, 1991, TCCC management decided that the long-term advances from TCCEC amounting to approximately $519.6 million would be converted into equity. These advances were accounted for in CCBSA's financial statements prepared in accordance with US GAAP as an adjustment to capital surplus (deficit) as from that date, resulting in a balance of approximately $512.7 million.

           In CCBSA's French statutory financial statements, these advances continued to be accounted for as long-term debt and continued to bear interest until their conversion into share capital on February 7, 1994. Interest expense of approximately $82.1 million recorded in CCBSA's statutory financial statements in 1992 and 1993 has not been recorded in CCBSA's financial statements prepared in accordance with US GAAP due to the treatment of these advances as equity as from December 31, 1991.

           On February 7, 1994 a decision was made by an Extraordinary Shareholders' Meeting of CCBSA to convert the long-term advances due to TCCEC into common stock for approximately $567.5 million. This amount was accounted for in CCBSA's US GAAP financial statements as an adjustment to capital surplus (deficit). A reconciliation of the amount capitalized for French statutory purposes and the amount accounted for as a transfer from capital surplus (deficit) to an increase in common stock in the US GAAP financial statements is as follows (in thousands):

           Long-term advances from TCCEC recorded as US GAAP
             equity in 1991                                                  $519,638
           1993 capital repayment                                             (34,200)
           1992 and 1993 interest capitalized for French statutory purposes    82,075
                                                                             --------
           Long-term advances from TCCEC capitalized for French statutory
             purposes and accounted for as an increase in common stock       $567,513
                                                                             ========

        c. The corporate capital contributions of approximately $1.6 million in 1993, $2 million in 1994 and $1.8 million in 1995 represent TCCC's non-cash corporate overhead allocation (see also note 18), net of income taxes, which was credited to capital surplus since TCCC has not charged the combined Companies for such overhead, and it is TCCC's intention not to be paid by the combined Companies for such corporate overhead allocation.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

14.     Common stock and capital surplus (deficit) (Continued)

        d. For Belgian statutory purposes, BSH reduced its common stock by approximately $16 million in 1994 offset by a corresponding reduction of the retained-earnings deficit. For US GAAP reporting purposes, this reduction in common stock was credited to capital surplus.

15.     Retained earnings available for distribution

        Retained earnings are only available for distribution to the extent that they appear as such in the statutory financial statements prepared under local GAAP of the various entities, and that they are not restricted under Company law. As of December 31, 1995, BSH and CCBSA had no retained earnings available for distribution, whereas the retained earnings available for distribution by CCP amounted to approximately $130.1 million.

16.     Pension benefits

        BSH and its subsidiaries (except for the employees of the former Antwerpco entity which have no pension arrangements) sponsor and/or contribute to pension plans covering employees who meet certain age and seniority criteria. The plans cover both retirement indemnities and supplemental items (death in service, medical insurance, liability insurance, illness and work accidents).

        CCBSA and CCP provide pension benefits to their employees as prescribed by French law which requires that lump sum retirement indemnities be paid to employees based upon seniority and compensation at retirement. The lump sum indemnities range from one to eight months of salary. In addition, CCBSA has a supplemental plan which guarantees that employees having a minimum of ten years service at retirement continue receiving between 62% and 67% of their last salary if they retire between the ages of 60 and 65.

        The net periodic pension cost for the combined Companies' defined benefit plans consists of the following (in thousands):



                                                  1995          1994        1993
                                                  ----          ----        ----
        Service cost-benefits earned during
          the year                               $1,952        $1,790      $ 945

        Interest cost on projected benefit
          obligation                              1,265         1,198        741

        Actual return on plan assets               (392)         (348)      (162)

        Net amortization and deferral                31            28          -
                                                 ------        ------     ------
        Net periodic pension cost                $2,856        $2,668     $1,524
                                                 ======        ======     ======

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


16.  Pension benefits (Continued)

     Actuarial gains and losses resulting mainly from changes in plan assumptions and the actuarial value of prior service cost arising on changes in plan benefits are recognized using the straight-line method over the estimated remaining service lives of the plan participants.

     The following table sets forth the funded status for the combined entities' defined benefit plans at December 31 (in thousands):

                                                                  1995       1994
                                                                -------    -------
     Actuarial present value of benefit obligations:
         Vested benefit obligation                              $ 6,133    $ 4,705
                                                                =======    =======

         Accumulated benefit obligation                         $10,651    $ 9,943
                                                                =======    =======

         Projected benefit obligation                           $20,072    $17,917
     Plan assets at fair value                                    6,316      5,173
                                                                -------    -------
     Projected benefit obligation in excess of plan assets       13,756     12,744
     Unrecognized prior service cost                               (504)      (488)
     Unrecognized net gain (loss)                                  (528)       206
                                                                -------    -------
     Accrued pension liabilities                                $12,724    $12,462
                                                                =======    =======

     The plan assets of BSH are held and managed by a Company-sponsored fund or by insurance companies. Contributions to plan assets are made annually by BSH and its employees based on calculations made in accordance with regulatory requirements by an independent actuary for the Company-sponsored fund and by the insurance companies for the other plans. CCBSA discharges its obligations under its supplemental plan when an employee retires by making a contribution to an annuity fund sufficient to cover future benefits for the retired employee. CCBSA's supplemental plan is regularly evaluated by independent actuaries. CCBSA's and CCP's lump sum retirement indemnities required by French law are unfunded and non-contributory.

     The accrued pension liabilities are recorded in other long-term liabilities.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


16.     Pension benefits (Continued)

        The assumptions used in computing the above information for the three years ended December 31, 1995 are as follows:

        Discount rate                                    7% or 8%
        Rate of increase in compensation levels                5%
        Expected long-term return on assets                    7%

17.     Income taxes

        Income tax expense (benefit) consists of the following (in thousands):


                                              1995      1994      1993
                                              ----      ----      ----
        Current                               $1,406    $1,940    $  378
        Deferred                               2,966    (3,524)    1,688
                                              ------   -------    ------
                                              $4,372   $(1,584)   $2,066
                                              ======   =======    ======


     The unusual relationship between the combined income tax expense and the reported combined income before income taxes arises because CCP currently operates in a tax-free zone (see below) and because CCBSA's income is currently not subject to income taxes as a result of the availability of operating loss carryforwards.

     The combined entities made income tax payments of approximately $3.1 million in 1995, $2.6 million in 1994 and nil in 1993.

     The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following (in thousands):

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

17.     Income taxes (Continued)


                                                            1995        1994
                                                          -------      -------

        Deferred tax assets:
           Operating loss carryforwards                   $43,868      $43,970
           Accrued expenses                                 5,586        1,545
           Pension plans                                    4,837        4,955
           Other                                            5,256        5,705
           Valuation allowance                            (24,956)     (33,430)
                                                          -------      -------
                                                           34,591       22,745
                                                          -------      -------


        Deferred tax liabilities:
           Property, plant and equipment                   29,429       14,035
           Tax deductible franchise assets                  3,891        3,595
           Container deposit liability                      1,048        2,459
           Other                                            4,389        3,864
                                                          -------      -------
                                                           38,757       23,953
                                                          -------      -------

        Net deferred tax liability                        $ 4,166      $ 1,208
                                                          =======      =======

   At December 31, 1995, BSH and subsidiaries had approximately $37.3 million of operating loss carryforwards which can be carried forward indefinitely. A net deferred tax asset of approximately $13.1 million (representing the future income tax benefit of approximately $15 million arising from available operating losses at the Belgian statutory income tax rate of 40.17%, less a valuation allowance of approximately $1.9 million) has been recognized in the accompanying combined balance sheet as of December 31, 1995 in respect of these operating loss carryforwards.

   At December 31, 1995, CCBSA had approximately $78.8 million of operating loss carryforwards which can be carried forward indefinitely. A net deferred tax asset of approximately $5.8 million (representing the future income tax benefit of approximately $28.9 million arising from available operating losses at the French statutory income tax rate of 36.67%, less a valuation allowance of approximately $23.1 million) has been recognized in the accompanying combined balance sheet as of December 31, 1995 in respect of these operating loss carryforwards.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

17.     Income taxes (Continued)

        During 1995, the net operating loss carryforwards of CCBSA have been restated to take into account reassessments received from the French tax authorities in December 1995 following their examination of CCBSA's tax returns for 1992 and 1993. At December 31, 1995, the potential future tax benefit of CCBSA's net operating loss carryforwards has been reduced by approximately $11 million which represents the maximum potential effect of the notices of reassessment, which CCBSA is currently contesting (see also note 19).

        Under a specific code of the French tax regime, CCP benefits from a ten year corporate tax holiday on its manufacturing and trading income, from the start of its operations in October 1989 until October 1999. Income not directly related to CCP's principal business activity ("non-trading" income), such as financial income, is subject to tax. Up until December 31, 1994, CCP did not record income taxes in its financial statements due to the existence of taxable losses available for carryforward against non-trading income and based on management's belief that the corporate tax holiday on manufacturing and trading income would be extended beyond October 1999.

        Based on the status of the negotiations with the French tax authorities at December 31, 1995, CCP management estimated that obtaining such an extension was no longer certain. Consequently, for the year ended December 31, 1995, CCP has recorded a deferred income tax liability of approximately $4.2 million (of which approximately $600,000 relate to temporary differences arising in 1995) on temporary differences between US GAAP and tax reporting (primarily relating to property, plant and equipment) that are expected to reverse in a year that is beyond the tax exempt period (October 1999).

        At December 31, 1995, CCP had operating loss carryforwards available against non-trading income amounting to approximately $12.2 million. The potential future tax benefit of these operating loss carryforwards has not been recognized because the French tax authorities have recently sent to CCP reassessment notices concerning tax returns filed for 1991, 1992 and 1993. The final outcome of these reassessments could result in a significant reduction of these loss carryforwards and CCP being subject to the payment of corporate tax (see also note 19).

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


18.     Related party relationships and transactions

        The accompanying combined financial statements include the historical results of operations and cash flows of the combined Companies under TCCC's ownership and may not be indicative of the results of operations and cash flows that would have been achieved, had the combined Companies been operated independently. Further, the historical results of operations and cash flows are not indicative of future results of operations or cash flows of the combined Companies.


        The disclosures which follow describe the nature and amounts of the major transactions between BSH, CCBSA, CCP and their affiliates. The affiliates are companies which are, directly or indirectly, owned by TCCC.

        The combined Companies, which are parties to bottling and canning agreements of specified duration with TCCC, purchase concentrates, beverage bases, certain raw materials and finished beverages (cans and juices) from affiliates. Major purchases from affiliated companies during 1995, 1994 and 1993 were as follows (in thousands):

              Affiliate                  Country       1995          1994         1993
        -----------------------------   -----------   --------     --------     --------
        Varoise de Concentres SA           France     $298,127     $254,037     $179,933
        The Coca-Cola Trading Company   Switzerland   $235,820     $199,799     $161,405
        SA Coca-Cola Soft Drinks NV       Belgium     $ 84,338     $ 54,140     $ 18,370
        Coca-Cola Atlantic                Ireland     $  3,171     $  3,917     $  2,919
        International Beverages           Ireland     $  1,031     $    131     $    689
        Beverage Products, Ltd
          (Belgian branch)                Belgium     $      -     $      -     $  2,042

        As indirect subsidiaries of TCCC, BSH, CCBSA and CCP have available certain support services provided by TCCC. These services include:

        Risk management coordination: the combined Companies benefit from global self-insurance programs, pool purchasing of insurance, claims administration and loss prevention programs provided by TCCC. They are required to fund the actual cost for specific insurance policies maintained by TCCC on their behalf. The total cost to BSH, CCBSA and CCP for this insurance coverage was approximately $ 2.4 million in 1995, $1.7 million in 1994 and $1.3 million in 1993.

        Internal audit services: an audit of the combined Companies' operations, financial statements and internal controls is performed by TCCC approximately every 18 months.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


18.     Related party relationships and transactions (Continued)

        Other corporate services and resources: treasury, legal, tax, financial and accounting services, external affairs, environmental support, information systems and other services and resources.

        Except for the insurance premiums disclosed above, the cost of these services is not charged by TCCC to the combined Companies. However, for the purpose of presenting the accompanying combined financial statements on a stand-alone basis, a corporate overhead allocation with respect to these services has been reflected for approximately $3.1 million in 1995, $3.3 million in 1994 and $2.5 million in 1993.

        The allocation of corporate overhead was based on unit cases of product sold by the combined Companies as a percentage of total unit cases sold by the Greater Europe Group of TCCC and is considered a reasonable approximation of the cost of these services by management.

        TCCC (and/or its affiliates) can choose to participate in the cost of certain BSH and CCBSA promotional allowances, trade programs, advertising, and cold-drink equipment investments ("marketing support"). TCCC's marketing support amounted to approximately $161.1 million in 1995, $141.5 million in 1994 and $ 73.2 million in 1993. These amounts represent approximately 72%, 76% and 63% of total marketing spending in BSH's and CCBSA's territories in 1995, 1994 and 1993, respectively. Although TCCC (and/or its affiliates) have historically participated in marketing support on behalf of BSH and CCBSA, previous levels of marketing support may not be indicative of future participation levels.

        CCP sells canned TCCC beverages to affiliated companies at prices identical to those offered to independent bottlers (ECU 5 per tray). BSH and CCBSA occasionally deliver finished products to affiliated companies in other European countries at prices similar to those offered to independent customers. Major sales to affiliates during 1995, 1994 and 1993 were as follows (in thousands):

                Affiliate                      Country       1995      1994      1993
        --------------------------------       -------    --------   --------   --------
        Coca-Cola GmbH/Coca-Cola Rhein-
            Ruhr GmbH (see also note 23)       Germany    $106,419   $106,294   $103,876
        Coca-Cola International Sales
            Limited                         Great Britain $ 16,356   $ 22,763   $  8,707

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995



18.     Related party relationships and transactions (Continued)

        BSH also toll packs beverages of TCCC in cans and Tetra Pak for SA Coca-Cola Soft Drinks NV. Toll packing fees charged to Coca-Cola Soft Drinks amounted to approximately $16.7 million in 1995, $13.3 million in 1994 and $1.1 million in 1993.

19.     Commitments and contingencies

        Leases

        The combined Companies lease office space, bottling facilities, machinery and equipment, data processing equipment, vehicles and other items under leases expiring at various dates during the next nine years. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

        At December 31, 1995, minimum commitments under capital and operating leases were as follows (in thousands):

                                               Capital    Operating
                                               leases      leases
                                               -------    ---------
        1996                                   $2,773      $19,503
        1997                                    2,772       12,945
        1998                                    2,136        7,838
        1999                                    2,136        3,265
        2000                                    2,136        1,365
        2001 and thereafter                     6,409        2,911
                                              -------      -------
        Total minimum lease payments           18,362      $47,827
                                                           =======
        Less: amount representing interest      6,350
                                              -------
        Present value of net minimum lease
          payments                            $12,012
                                              =======

        Capital commitments

        At December 31, 1995, the combined Companies had commitments for capital expenditures amounting to approximately $30.9 million.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


19.     Commitments and contingencies (Continued)

        Long-term marketing commitments

        BSH participates in long-term contracts entered into by TCCC with two large Belgian breweries (Interbrew and Alken-Maes), which provide TCCC's products with certain availability, visibility and promotional rights. The total cost of these contracts amounted to approximately $10.6 million in 1995.

        CCBSA entered into a sponsorship contract with the Tour de France (major French cycling event) on February 10, 1992 which was renewed on June 10, 1994 to extend through the year 2007. The commitment for 1996 is approximately $3.3 million and escalates annually to approximately $5.4 million in 2007. The total future commitment amounts to approximately $50 million.

        CCBSA entered into a long-term participation agreement with Disneyland Paris effective January 1, 1990 which expires on December 31, 2004. Under the terms of this agreement, CCBSA is to pay an annual cost of approximately $5.5 million, payable in French Francs on January 1, determined based on the $/FRF exchange rate three business days prior to January 1. Such amount is indexed by reference to variations in a composite French consumer price index from November 1991. The total commitment for 1996 amounts to approximately $5.9 million.

        CCBSA signed a contract with the Parc des Princes, the major soccer stadium in Paris, effective July 1, 1991 which expires on June 30, 1996. Under the terms of the agreement, CCBSA is committed to spending approximately $1 million annually. Management is currently negotiating to renew this contract.

        The cost of the above agreements has historically been shared between an affiliate of TCCC and BSH or CCBSA, and is reflected in TCCC's marketing support (see also note 18).

        BSH, CCBSA and/or affiliates of TCCC have many other long-term commercial commitments with fast food restaurants (such as McDonald's, Quick and Burger King), amusement parks (such as Walibi), retailers (such as GIB and Promodes) and other customers. These commitments include the delivery of products at specified prices as well as marketing fees which provide TCCC products certain availability, visibility and promotional rights. TCCC's participation in the cost of certain of these commitments is reflected in TCCC's marketing support to BSH and CCBSA (see also note 18).

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995

19.     Commitments and contingencies (Continued)

        Legal proceedings

        The combined Companies are defendants in a number of legal proceedings and have various unresolved claims arising in the ordinary course of business. The outcome of these lawsuits and claims is not known at this time. The combined Companies believe that the resulting liability, if any, net of amounts recoverable from insurance or other sources, will not have a material adverse effect on their combined results of operations or financial position.

        Environmental matters concerning bottlers acquired

        Upon the acquisition of independent bottlers, management of BSH became aware that the entities acquired did not always fully comply with local environmental regulations and/or TCCC policies. BSH has estimated the costs of remedial actions required to ensure compliance with the regulations and TCCC policies and has accrued these estimated costs in the accompanying financial statements. Such accruals amounted to approximately $4.4 million and $4.6 million as of December 31, 1995 and 1994, respectively. Also, management has taken the necessary actions to ensure substantial compliance with local regulations and believes that any situations of non-compliance will not have a material adverse effect on BSH's consolidated results of operations or financial position.

        Tax examinations

        CCBSA received notices of assessment from the French tax authorities in December 1995 concerning its tax returns for 1992 and 1993. In January 1996, CCBSA submitted its objections to the assessment notices and received a response from the French tax authorities in April 1996. As the most significant items of reassessment have not yet been resolved to CCBSA's satisfaction, further discussions will be held with the tax authorities during July 1996. If an agreement cannot be reached, CCBSA will take its case to the French tax commission ("interlocuteur departemental"). Due to the tax losses which CCBSA has available for carryforward (see note 17), CCBSA believes that the ultimate resolution of this matter will have no effect on its consolidated results of operations or financial position.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


19.     Commitments and contingencies (Continued)

        Tax examinations (Continued)

        CCP has received notices of assessment from the French tax authorities concerning tax returns filed for 1991, 1992 and 1993. Although the statute of limitations with respect to the years 1988, 1989 and 1990 has expired, due to the existence of loss carryforwards (see note 17), the tax authorities can still examine the activities of CCP for this period. Even though CCP benefits from a corporate tax holiday, any reassessments to previously declared taxable or non-taxable income may be subject to corporate tax.

        The most significant proposed adjustment corresponds to the difference between The Coca-Cola Trading Company's cost and its sales price for all items sold to CCP in 1991, 1992 and 1993. TCCC and CCP management believe that CCP's income has been properly reported in its tax returns and, at this stage, refuse to make concessions on its transfer pricing policy which is determined within the TCCC Group on a world-wide basis and which management believes respects the arm's length principle. The other main potential assessment concerns the disallowance of losses available for carryforward against non-trading income which amounted to approximately $13 million at December 31, 1993. The tax authorities' position is that a company located in a tax-free zone cannot record a net loss insofar as it relates to taxable non-trading income.

        In addition to losing the future benefit of losses available for carryforward, the maximum tax liability which could result from the notices of assessment for 1991, 1992 and 1993 amounts to approximately $17.7 million, including approximately $3.2 million for interest and penalties.

        In January 1996, CCP submitted its objections to the reassessment notices and received a response from the French tax authorities in April 1996. As the most significant items of reassessment have not yet been resolved to CCP's satisfaction, further discussions will be held with the tax authorities during July 1996. If an agreement cannot be reached, CCP will take its case to the French tax commission ("interlocuteur departemental"). As CCP management is currently unable to predict the final outcome of this matter, no accrual for any potential tax liability has been recorded in the financial statements at December 31, 1995. CCP does not expect, however, that the ultimate resolution of this matter will have a material adverse effect on its financial position.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


20.     Net change in operating assets and liabilities

        The changes in operating assets and liabilities in the accompanying combined statements of cash flows, net of the effects of acquisitions of bottling companies, are as follows (in thousands):

                                                               1995      1994     1993
                                                             -------  --------  -------
        Decrease (increase) in trade accounts and notes
          receivable                                         $31,938  $(12,369) $ 8,557
        Decrease (increase) in inventories                    15,353   (14,689)   7,131
        Decrease (increase) in prepaid expenses and
          other current assets                                 7,068     6,110   (6,787)
        Decrease (increase) in amounts due from
          affiliates                                          12,728     3,852  (13,177)
        Decrease in accounts payable, accrued expenses
          and accrued taxes                                  (13,931)  (19,529)  (1,682)
        Increase (decrease) in amounts due to affiliates     (10,434)   11,430    8,992
                                                             -------  --------  -------
                                                             $42,722  $(25,195) $ 3,034
                                                             =======  ========  =======

21.     Financial instruments

        The carrying amounts reflected in the accompanying combined balance sheets for financial instruments reported as current assets and current liabilities approximate their respective fair values due to the short maturities of these instruments.

        For other long-term assets, excluding the long-term value added tax receivable, management believes that the carrying value of approximately $ 4.3 million is a reasonable estimate of the fair value of these instruments at December 31, 1995.

        The long-term value added tax receivable is repayable in minimum annual installments of approximately $500,000 and carries interest at a rate of 1% per annum. Based on a discounted cash flow analysis using market interest rates for similar instruments, the fair value of the long-term value added tax receivable at December 31, 1995 amounts to approximately $3.6 million compared to a carrying value of approximately $4.9 million.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


22.     Credit risk and sale of accounts receivable

        For all customers, credit is extended based upon an evaluation of the customer's financial condition, and collateral is generally not required. An allowance for doubtful accounts is maintained at a level which management believes is sufficient to cover potential credit losses including potential losses on receivables sold (see below). Credit losses have consistently been within management's expectations.

        On December 28, 1995, CCBSA entered into a one-year agreement with a large banking institution, whereby it can sell certain accounts receivable, in accordance with individual limits established for each customer, up to a maximum total of approximately $90 million on an ongoing basis, with limited recourse. The agreement is automatically extended for successive periods of three months and can be terminated by either party with one month's written notice. To be eligible for sale, accounts receivable must have a maximum maturity of 60 days and correspond to merchandise actually delivered to unaffiliated customers having no right of offset.

        CCBSA has the option to repurchase any receivables assigned to the bank which are unpaid after 60 days. Under the terms of the agreement, the bank assumes the risk of credit loss due to bankruptcy, including accounts receivable repurchased by CCBSA, for a one-year period. Accounts receivable unpaid after one year from the invoice due date, or unpaid at any time due to commercial disputes or litigation with the customer, or any reason other than bankruptcy, are reassigned to CCBSA.

        Accounts receivable are sold on a weekly basis in exchange for a 60 day promissory note. This promissory note is immediately discounted by the bank for proceeds less than the face amount of the note by an amount which approximates the bank's financing cost of issuing its own commercial paper backed by these accounts receivable.

        CCBSA, as agent for the bank, retains collection and administrative responsibilities for the accounts receivable sold. The bank charges CCBSA a monthly service fee of approximately $6,000 and a financing fee on overdue receivables at a rate based on the French Money Market Rate plus a margin of 2%.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and
Coca-Cola Production SA

December 31, 1995


22.     Credit risk and sale of accounts receivable (Continued)

        Under this agreement, sales of accounts receivable amounting to approximately $33.4 million for 1995 have been reflected as a reduction of accounts receivable in the accompanying Combined Balance Sheet, and proceeds of approximately $33.2 million as operating cash flows in the accompanying Combined Statement of Cash Flows. The cost of this financing facility is charged to selling, general and administrative expenses on a straight-line basis over the term of the promissory notes.

23.     Subsequent events

        Effective January 1, 1996, most of CCP's production for the German Coca-Cola bottling system has been moved from CCP to production facilities in Germany. This results in a decrease in CCP's physical case volume of approximately 15 million cases per year (representing approximately 25% of CCP's 1995 volume) and an increase in CCP's overhead cost per case.

        On February 14, 1996, BSH increased its common stock by BEF 249,080,000 (approximately $8 million) through the issuance of 27,993 ordinary shares without par value. This capital increase was subscribed by Beverage Products, Ltd and was paid through a reduction of its advances to BSH.

        On June 13, 1996, an extraordinary general meeting of CCBSA's shareholders approved a two-stage restructuring of CCBSA's share capital as follows:

        a. reduction of CCBSA's share capital from FRF 3,085,316,000 to FRF 1,882,042,760 by incorporating FRF 1,203,273,240 from CCBSA's accumulated deficit account as reported in its French statutory financial statements, and thus reducing the par value of CCBSA's 30,853,160 ordinary shares from FRF 100 to FRF 61 each;

        b. repurchase for subsequent cancellation, by CCBSA, of 20,655,738 of its own ordinary shares for the amount of FRF 1,260,000,018 at a par value of FRF 61 per share.

        Shareholders can subscribe to this repurchase offer between June 13, 1996 and July 14, 1996. To finance the share repurchase scheduled to take place on July 15, 1996, CCBSA will borrow FRF 1,024 million from a third party lender.

                UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

                         SA Beverage Sales Holding NV
                            Coca-Cola Beverages SA
                            Coca-Cola Production SA



June 30, 1996

                                                                  Page
                                                                  ----
Unaudited interim combined financial statements

Combined Balance Sheets                                           F-39

Combined Statements of Income                                     F-41

Combined Statements of Cash Flows                                 F-42

Notes to Combined Financial Statements                            F-43

UNAUDITED INTERIM COMBINED BALANCE SHEETS

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA



June 30

(In thousands)                                         1996          1995
- --------------                                      ----------    ----------

ASSETS

CURRENT
Cash and cash equivalents                           $   92,640     $  46,288
Trade accounts and notes receivable (net)              195,499       249,251
Inventories                                            106,859       118,865
Prepaid expenses and other current assets              112,899        70,528
Due from affiliates                                        --         78,802
                                                    ----------    ----------
                           TOTAL CURRENT ASSETS        507,897       563,734


PROPERTY, PLANT AND EQUIPMENT
Land                                                    16,906        18,502
Buildings and improvements                             137,918       148,227
Machinery and equipment                                436,273       418,821
Containers                                              48,712        48,273
                                                    ----------    ----------
                                                       639,809       633,823
Less allowances for depreciation                       195,142       168,291
                                                    ----------    ----------
                                                       444,667       465,532

FRANCHISE AND OTHER NON CURRENT ASSETS                 324,574       359,854
                                                    ----------    ----------
                                                    $1,277,138    $1,389,120
                                                    ==========    ==========

See Notes to Unaudited Interim Combined Financial Statements

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30


(In thousands)                                          1996             1995
- --------------                                        --------         -------

LIABILITIES AND SHARE-OWNERS' EQUITY

CURRENT
Bank loans and overdrafts                           $    29,401      $   21,007
Accounts and notes payable and accrued expenses         317,413         357,090
Current maturities of long-term debt                      1,841           1,963
Accrued taxes                                            26,333          27,055
                                                    -----------      ----------
                     TOTAL CURRENT LIABILITIES          374,988         407,115

ADVANCES FROM AFFILIATES                                267,850         303,804

LONG-TERM DEBT                                           24,144          41,430

OTHER LONG-TERM LIABILITIES                              12,202          14,342

DEFERRED INCOME TAXES                                     4,270           1,305

SHARE-OWNERS' EQUITY
Common stock                                            612,796         602,843
Capital surplus (deficit)                               (66,736)        (68,584)
Reinvested earnings                                      29,706          36,022
Foreign currency translation adjustment                  17,918          50,843
                                                     ----------      ----------
                                                        593,684         621,124
                                                     ----------      ----------
                                                     $1,277,138      $1,389,120
                                                     ==========      ==========


See Notes to Unaudited Interim Combined Financial Statements

UNAUDITED INTERIM COMBINED STATEMENTS OF INCOME

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

Six Months Ended June 30

(In thousands)                                    1996       1995
- --------------                                  --------   --------
NET OPERATING REVENUES                          $733,321   $729,203

Cost of goods sold                               507,682    527,361
                                                --------   --------
                               GROSS PROFIT      225,639    201,842

Selling, administrative and general expenses     178,432    159,184
                                                --------    --------
                           OPERATING INCOME       47,207     42,658

Interest income                                    3,000      3,821
Interest expense                                   7,760     10,525
Net foreign exchange gains (losses)                 (458)       734
Other income (deductions) - net                     (700)    (1,569)
                                                --------   --------
                 INCOME BEFORE INCOME TAXES       41,289     35,119

Income tax expense (benefit)                        (275)     2,429
                                                 --------  --------
                                 NET INCOME      $41,564    $32,690
                                                 =======    =======


See Notes to Unaudited Interim Combined Financial Statements

UNAUDITED INTERIM COMBINED STATEMENTS OF CASH FLOWS

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA


Six Months Ended June 30

(In thousands)                                                 1996        1995
- --------------                                               --------    --------

OPERATING ACTIVITIES
Net income                                                   $ 41,564    $ 32,690
Depreciation and amortization                                  30,369      28,456
Deferred income taxes                                             308       1,276
Restructuring charge and net losses on disposals of assets      2,106         352
Other non cash items                                            1,142        (653)
Net change in operating assets and liabilities                (70,238)    (69,073)
                                                             --------     -------
 Net cash provided by operating activities                      5,251      (6,952)
                                                             --------     --------

INVESTING ACTIVITIES
Purchases of property, plant and equipment                     (34,652)   (39,849)
Proceeds from disposals of assets                                  319        471
Other investing activities                                         (31)      (422)
                                                              --------    -------
 Net cash used in investing activities                         (34,364)   (39,800)
                                                              --------    --------

FINANCING ACTIVITIES
Issuances of debt                                                9,795          --
Payments of debt                                                (2,079)    (88,172)
Amounts received from affiliates                                    --     113,639
Amounts paid to affiliates                                      (8,132)         --
Increases in common stock                                        8,222          --
Dividends                                                      (30,961)    (10,195)
Other financing activities                                       9,046       6,722
                                                              --------    --------
 Net cash provided by (used in) financing activities           (14,109)     21,994
                                                               -------    --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
   CASH EQUIVALENTS                                             (6,324)      5,158
                                                               -------     -------

CASH AND CASH EQUIVALENTS
Net increase (decrease) during the period                      (49,546)    (19,600)
Balance at beginning of period                                 142,186      65,888
                                                              --------     -------
 Balance at end of period                                     $ 92,640     $46,288
                                                              ========     =======

See Notes to Unaudited Interim Combined Financial Statements

NOTES TO UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30, 1996



1. Basis of Presentation


   The accompanying unaudited condensed interim combined financial statements have been prepared under the historical cost convention following the accounting policies set out below in Note 2 and in accordance with generally accepted accounting principles applicable for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all information and notes required by generally accepted accounting principles (GAAP) for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, have been included. For further information, refer to the combined financial statements and footnotes included in the Combined Financial Statements of SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production
   SA for the year ended December 31, 1995.


2. Accounting policies

   The accounting policies and practices followed by the entities included in the accompanying unaudited interim combined financial statements are in conformity with accounting principles generally accepted in the United States ("US GAAP").

   Combination

   The accompanying unaudited interim combined financial statements, expressed in United States dollar equivalents, include the accounts of SA Beverage Sales Holding NV and subsidiaries ("BSH"), Coca-Cola Beverages SA and subsidiaries ("CCBSA"), and Coca-Cola Production SA ("CCP"), (collectively "the combined Companies"). All significant intercompany accounts and transactions are eliminated.

   The companies included in the accompanying unaudited interim combined financial statements maintain their official accounting records and prepare their separate financial statements for domestic purposes in accordance with accounting practices and in the currencies of their respective countries (Belgian francs for BSH and French francs for CCBSA and CCP).

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30, 1996


2. Accounting policies (Continued)

   Combination (Continued)

   These separate financial statements issued for domestic purposes are adjusted to reflect US GAAP and are subsequently translated into United States dollar equivalents for purposes of combination. It should not be construed that the assets and liabilities, expressed in United States dollar equivalents, can actually be realized in or extinguished by United States dollars at the exchange rates used in the accompanying translation.

   Organization

   The combined Companies, which are effectively wholly-owned indirect subsidiaries of The Coca-Cola Company ("TCCC") until July 26, 1996 (see note 6 Subsequent events), market, distribute and produce non-alcoholic beverages under bottling and canning agreements with TCCC. BSH and CCBSA operate in Belgium and France. Their franchise territories include approximately 90% of the population of France and all of the population of Belgium. CCP operates in France and sells to licensed bottlers and canners of TCCC beverages primarily in Germany and The Netherlands, in addition to supplying BSH and CCBSA.

   Use of estimates

   The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates represent management's best estimates given knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.


3. Seasonality of Business

   Operating results for the six months ended June 30 1996 and 1995 are not indicative of results that may be expected for the years ended December 31, 1996 and 1995, respectively, primarily due to the seasonality of the Company's business. Unit sales of the Company's products are generally greater in the second and third quarters due to seasonal factors.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30, 1996


4. History and legal structure of the entities included in the combined financial statements

   SA Beverage Sales Holding NV


   BSH is incorporated in Belgium as a "societe anonyme - naamloze vennootschap" (joint stock company) and was a wholly-owned indirect subsidiary of TCCC until July 26, 1996 (see note 6 Subsequent events). BSH was originally incorporated in 1989 under the name SA Beverage Holdings
   (1989) NV. Between 1989 and 1991, BSH acquired several independent franchise bottlers, and certain of the legal entities acquired were merged into it, directly or indirectly. BSH's name was successively changed to SA Coca-Cola Beverages (1991) NV in 1991, to SA Coca-Cola Beverages Belgium NV in 1994, and to its current name on March 5, 1996.

   On November 16, 1993, BSH acquired 72% of the outstanding shares of Belbottling NV, a toll packer of beverages of TCCC held by Interbrew, a leading Belgian brewery. Belbottling simultaneously acquired from Interbrew 72% of the outstanding shares of Socodrink SA/NV, a franchise bottler of beverages of TCCC, and 100% of the outstanding shares of Coca-Cola Bottling (South & West Belgium) SA/NV ("CCBS&W"), also a franchise bottler. BSH already owned the remaining 28% of the shares of Belbottling and Socodrink. On December 30, 1993, Socodrink was merged into Belbottling which changed its name to Socodrink ("New Socodrink").

   On August 5, 1994, New Socodrink acquired all of the outstanding shares of the independent franchise bottlers Antwerpco NV and Gentopco NV owned by the Van Milders family.

   On September 13, 1994, SA Coca-Cola Production Belgium NV was incorporated as a wholly-owned subsidiary of BSH. Its name was subsequently changed to SA Coca-Cola Bottlers Belgium NV ("Bottlers").

   On December 29, 1995, CCBS&W, Antwerpco and Gentopco were merged into New Socodrink.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30, 1996


4. History and legal structure of the entities included in the combined financial statements (Continued)


   SA Beverage Sales Holding NV (Continued)

   On February 14, 1996, BSH contributed its bottling activities to New Socodrink in exchange for shares with retroactive effect from January 1, 1996. New Socodrink changed its name to SA Coca-Cola Beverages Belgium NV ("CCBB") on March 5, 1996.

   As a result of the above changes, the current legal structure of the Belgian Coca-Cola bottling entities comprises BSH (parent company without activity other than holding the shares in its subsidiaries) and its two wholly-owned operating subsidiaries CCBB and Bottlers.

   Coca-Cola Beverages SA

   CCBSA is registered in France as a "societe anonyme" (joint stock company) and is a wholly-owned, indirect subsidiary of TCCC until July 26, 1996 (see note 6 Subsequent events).

   The Company was originally incorporated in 1987 under the name Coca-Cola Distribution SA. In 1989, Coca-Cola Distribution purchased from the Pernod Ricard Company substantially all of the shares in four of its subsidiaries which were the primary bottlers and distributors of beverages of TCCC in
   France: Societe Parisienne de Boissons Gazeuses (100%), Societe Regionale de Boissons Gazeuses (51%), Societe Vichyssoise de Boissons Gazeuses (100%) and Grande Limonaderie de Vichy (100%). The remaining shares of Societe Regionale de Boissons Gazeuses were purchased from The Coca-Cola Export Corporation ("TCCEC") (26%), a wholly-owned subsidiary of TCCC, and Brasseries et Glaciere Internationales (23%), a company not affiliated with the Pernod Ricard Company or TCCC.


   In 1989, Coca-Cola Distribution merged with its four subsidiaries and the resulting entity was renamed Coca-Cola Beverages SA.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30, 1996

4. History and legal structure of the entities included in the combined financial statements (Continued)

   Coca-Cola Production SA

   CCP is registered in France as a "societe anonyme" (joint stock company) and was incorporated in 1987 in the Industrial Zone of Bergues (Dunkirk). CCP was a wholly-owned subsidiary of Barlan Incorporated, a company incorporated in the state of Delaware and a wholly-owned indirect subsidiary of TCCC until July 26, 1996 (see note 6 Subsequent events).


5. Contingencies

   Legal proceedings

   The combined Companies are defendants in a number of legal proceedings and have various unresolved claims arising in the ordinary course of business. The outcome of these lawsuits and claims is not known at this time. The combined Companies believe that the resulting liability, if any, net of amounts recoverable from insurance or other sources, will not have a material adverse effect on their combined results of operations or financial position.

   Environmental matters concerning bottlers acquired

   Upon the acquisition of independent bottlers, management of BSH became aware that the entities acquired did not always fully comply with local environmental regulations and/or TCCC policies. BSH has estimated the costs of remedial actions required to ensure compliance with the regulations and TCCC policies and has accrued these estimated costs in the accompanying financial statements. Such accruals amounted to approximately $ 3.8 million and $ 4.7 million as of June 30, 1996 and 1995, respectively. Also, management has taken the necessary actions to ensure substantial compliance with local regulations and believes that any situations of non-compliance will not have a material adverse effect on BSH's consolidated results of operations or financial position.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA


June 30, 1996


5. Contingencies (Continued)

   Tax examinations

   CCBSA received notices of assessment from the French tax authorities in December 1995 concerning its tax returns for 1992 and 1993. In January 1996, CCBSA submitted its objections to the assessment notices and received a response from the French tax authorities in April 1996. As the most significant items of reassessment have not yet been resolved to CCBSA's satisfaction, further discussions are currently being held with the tax authorities on a regular basis and another meeting is scheduled for September 1996. If an agreement cannot be reached, CCBSA will take its case to the French tax commission ("interlocuteur departemental"). Due to the tax losses which CCBSA has available for carryforward, CCBSA believes that the ultimate resolution of this matter will have no effect on its consolidated results of operations or financial position.

   CCP has received notices of assessment from the French tax authorities concerning tax returns filed for 1991, 1992 and 1993. Although the statute of limitations with respect to the years 1988, 1989 and 1990 has expired, due to the existence of loss carryforwards, the tax authorities can still examine the activities of CCP for this period. Even though CCP benefits from a corporate tax holiday, any reassessments to previously declared taxable or non-taxable income may be subject to corporate tax.

   The most significant proposed adjustment corresponds to the difference between The Coca-Cola Trading Company's cost and its sales price for all items sold to CCP in 1991, 1992 and 1993. TCCC and CCP management believe that CCP's income has been properly reported in its tax returns and, at this stage, refuse to make concessions on its transfer pricing policy which is determined within the TCCC Group on a world-wide basis and which management believes respects the arm's length principle. The other main potential assessment concerns the disallowance of losses available for carryforward against non-trading income which amounted to approximately $ 13 million at December 31, 1993. The tax authorities' position is that a company located in a tax-free zone cannot record a net loss insofar as it relates to taxable non-trading income.

SA Beverage Sales Holding NV, Coca-Cola Beverages SA and Coca-Cola Production SA

June 30, 1996


5. Contingencies (Continued)

   Tax examinations (Continued)

   In addition to losing the future benefit of losses available for carryforward, the maximum tax liability which could result from the notices of assessment for 1991, 1992 and 1993 amounts to approximately $ 17.7 million, including approximately $ 3.2 million for interest and penalties.

   In January 1996, CCP submitted its objections to the reassessment notices and received a response from the French tax authorities in April 1996. As the most significant items of reassessment have not yet been resolved to CCP's satisfaction, further discussions are currently being held with the tax authorities on a regular basis and another meeting is scheduled for September 1996. If an agreement cannot be reached, CCP will take its case to the French tax commission ("interlocuteur departemental"). As CCP management is currently unable to predict the final outcome of this matter, no accrual for any potential tax liability has been recorded in the interim financial statements at June 30, 1996. CCP does not expect, however, that the ultimate resolution of this matter will have a material adverse effect on its financial position.

6. Subsequent events

   On June 13, 1996, an extraordinary meeting of CCBSA'S shareholders approved a two-stage restructuring of CCBSA'S share capital as follows:

   a. reduction of CCBSA'S share capital from FRF 3,085,316,000 to FRF 1,882,042,760 by incorporating FRF 1,203,273,240 from CCBSA'S accumulated deficit account as reported in its French statutory financial statements, and thus reducing the par value of CCBSA'S 30,853,160 ordinary shares from FRF 100 to FRF 61 each;

   b. repurchase for subsequent cancellation, by CCBSA, of 20,655,738 of its own ordinary shares for the amount of FRF 1,260,000,018 at par value of FRF 61 per share.


   To finance the share repurchase which took place on July 18, 1996, CCBSA borrowed FRF 1,024 million on July 17, 1996 under two short-term credit facilities with the Societe Generale and the BNP, of FRF 650 million each and expiring December 31, 1996.

   Effective July 26, 1996, the combined Companies were sold to Bottling Holdings (International) Inc., a subsidiary of Coca-Cola Enterprises Inc.

                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                REPORT OF THE INDEPENDENT CHARTERED ACCOUNTANTS
                            AND REGISTERED AUDITORS


To the Shareholders of Amalgamated Beverages Great Britain Limited

We have audited the accompanying consolidated accounts of Amalgamated Beverages Great Britain Limited and subsidiaries. These accounts are the responsibility of the Company's management. Our responsibility is to express an opinion on these accounts based on our audits.

We conducted our audits in accordance with generally accepted auditing standards which are substantially in accordance with US auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the accounts are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the accounts. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall accounts presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accounts referred to above present fairly, in all material respects, the consolidated financial position of Amalgamated Beverages Great Britain Limited and subsidiaries as of December 30 1995 and December 31 1994 and the consolidated results of their operations and their cash flows for each of the years in the 3 year period ended December 30 1995 in conformity with generally accepted UK accounting principles.

The accounts have been prepared in accordance with accounting practices prevailing in the UK which differ in certain respects from those generally accepted in the US. The effects of the major differences in the determination of net income and Shareholders' equity are shown in Note 5 on the accounts.



/s/  Arthur Andersen
Chartered Accountants and Registered Auditors
1 Surrey Street
London
WC2R 2PS

1 March 1996

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                         GROUP PROFIT AND LOSS ACCOUNT

                FOR THE 52 WEEKS ENDED 30 DECEMBER 1995 (NOTE 2)

- -------------------------------------------------------------------------------------
                                                 1995           1994         1993
                                      Notes  (Pounds)'000  (Pounds)'000  (Pounds)'000
- -------------------------------------------------------------------------------------

TURNOVER                                4       904,139       802,615      757,254

Cost of sales - ordinary business              (611,635)     (515,214)    (490,004)
              - property revaluation   11        (6,490)            -            -
                                               --------      --------     --------

GROSS PROFIT                                    286,014       287,401      267,250

Net operating expenses                  6      (173,390)     (157,964)    (160,604)
                                               --------      --------     --------
Operating Profit                        7       112,624       129,437      106,646

(Loss)/Profit on sale of tangible
  fixed assets                                     (344)          143         (600)
                                               --------      --------     --------

PROFIT ON ORDINARY ACTIVITIES BEFORE
INTEREST                                        112,280       129,580      106,046

Net interest                            8        (1,142)          241        1,064
                                               --------      --------     --------

PROFIT ON ORDINARY ACTIVITIES BEFORE
TAXATION                                        111,138       129,821      107,110

Tax on profit on ordinary activities    9       (42,938)      (43,221)     (35,126)
                                               --------      --------     --------

PROFIT FOR THE FINANCIAL YEAR                    68,200        86,600       71,984

Dividends to ordinary shareholders     10      (118,200)     (136,600)     (70,000)
                                               --------      --------     --------

Transfer (from)/to retained earnings
  for the year                                  (50,000)      (50,000)       1,984
                                               ========      ========     ========


The accompanying notes are an integral part of this profit and loss account.

A statement of the movements on reserves is shown in note 20.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

             GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
            AND RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

               FOR THE 52 WEEKS ENDED 30 DECEMBER 1995 (NOTE 2)


- -----------------------------------------------------------------------------
                                         1995           1994         1993
                                     (Pounds)'000  (Pounds)'000  (Pounds)'000
- -----------------------------------------------------------------------------

STATEMENT OF TOTAL RECOGNISED
GAINS AND LOSSSES

Profit and total recognised gains
  and losses for the financial year      68,200        86,600       71,984
                                       ========      ========     ========

RECONCILIATION OF MOVEMENTS IN
SHAREHOLDERS' FUNDS

Total recognised gains and losses
  as above                               68,200        86,600       71,984
Property revaluation (note 11)           (6,073)            -            -
Dividends to ordinary shareholders     (118,200)     (136,600)     (70,000)
                                       --------      --------     --------
Net (decrease)/increase in
  shareholders' funds                   (56,073)      (50,000)       1,984
Opening shareholders' funds             161,935       211,935      209,951
                                       --------      --------     --------
Closing shareholders' funds             105,862       161,935      211,935
                                       ========      ========     ========

NOTE OF HISTORICAL COSTS PROFIT
AND LOSSES

Profit on ordinary activities
  before taxation                       111,138       129,821      107,110
Realisation of property revaluation
  surpluses                               1,058           799          332
Adjustment of depreciation to
  historical cost basis                     148           176          185
Property revaluation (note 11)            6,490             -            -
                                       --------      --------     --------
Historical cost profit on ordinary
  activities before taxation            118,834       130,796      107,627
                                       ========      ========     ========
Historical cost profit attributable
  to ordinary shareholders               75,896        87,575       72,501
                                       ========      ========     ========



The accompanying notes are an integral part of this statement.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                                BALANCE SHEETS

                        AS AT 30 DECEMBER 1995 (NOTE 2)


- ------------------------------------------------------------------------
                                                 1995           1994
                                      Notes  (Pounds)'000  (Pounds)'0000
- ------------------------------------------------------------------------

FIXED ASSETS
Tangible Assets                        11       199,519       216,670
Investments                            12             -             -
                                               --------      --------

CURRENT ASSETS
Stocks                                 13        33,029        24,590
Debtors                                14       143,950       192,286
Cash at bank and in hand                         21,371         6,571
                                               --------      --------
                                                198,350       223,447

Creditors: Amounts falling due
within one year                        15      (246,187)     (230,509)
                                               --------      --------
NET CURRENT LIABILITIES                         (47,837)       (7,062)
                                               --------      --------
TOTAL ASSETS LESS CURRENT
LIABILITIES                                     151,682       209,608

Creditors: Amounts falling due after
more than one year                     16       (37,813)      (42,334)

Provisions for liabilities and charges 18        (8,007)       (5,339)
                                               --------      --------
                                                105,862       161,935
                                               ========      ========

EQUITY CAPITAL AND RESERVES
Called-up equity share capital         19           204           204
Revaluation reserve                    20             -         7,279
Other reserves                         20        57,811        57,811
Merger reserve                         20       (17,484)      (17,484)
Profit and loss account                20        65,322       114,116

CALLED-UP NON-EQUITY SHARE
CAPITAL                                19             9             9
                                               --------      --------
TOTAL CAPITAL EMPLOYED                          105,862       161,935
                                               ========      ========
On behalf of the Board

Director:..........................D.G. Wellings
1 March 1996

The accompanying notes are an integral part of this balance sheet.


                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                           GROUP CASH FLOW STATEMENT

               FOR THE 52 WEEKS ENDED 30 DECEMBER 1995 (NOTE 2)

- -------------------------------------------------------------------------------------
                                                 1995           1994         1993
                                      Notes  (Pounds)'000  (Pounds)'000  (Pounds)'000
- -------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net cash inflow from operating
  activities                           17       153,542       159,456      113,622

RETURNS ON INVESTMENTS AND SERVICING
OF FINANCE
Interest paid                                    (4,449)       (4,000)      (4,699)
Interest received                                 3,235         4,298        5,738
Dividends paid to shareholders                 (136,600)     (120,000)           -
                                               --------      --------     --------
                                               (137,814)     (119,702)       1,039
                                               --------      --------     --------

TAXATION
UK Corporation tax paid                         (37,253)      (58,568)     (33,453)

INVESTING ACTIVITIES
Purchase of tangible fixed assets               (24,100)      (35,378)     (33,057)
Receipts from sale of tangible
  fixed assets                                    2,488         2,889        1,088
                                               --------      --------     --------
                                                (21,612)      (32,489)     (31,969)
                                               --------      --------     --------

NET CASH (OUTFLOW)/INFLOW BEFORE
  FINANCING                                     (43,137)      (51,303)      49,239

FINANCING
Finance leases repaid                            (5,675)       (7,360)      (9,790)
                                               --------      --------     --------
Net cash outflow from financing                  (5,675)       (7,360)      (9,790)
                                               --------      --------     --------
(DECREASE)/INCREASE IN CASH AND CASH
  EQUIVALENTS                          17       (48,812)      (58,663)      39,449
                                               ========      ========     ========

The accompanying notes are an integral part of this statement.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED


                             NOTES ON THE ACCOUNTS


1.   Accounting Policies
     -------------------

A summary of the principal accounting policies is set out below all of which have been applied consistently throughout the year and with the preceding year, except as noted.

(a)  Accounting convention
     ---------------------

     The accounts are prepared under the historical cost convention, modified for the revaluation of certain fixed assets and in accordance with applicable accounting standards.

(b)  Financial year
     --------------

     The annual accounts are made up to the Saturday nearest to 31 December. Periodically this results in a financial year of 53 weeks.

(c)  Basis of consolidation
     ----------------------

     The group accounts consolidate the accounts of the Company and its subsidiary undertakings after eliminating internal transactions.

(d)  Foreign currencies
     ------------------

     Amounts denominated in foreign currencies are translated at the middle market rates at the balance sheet date except in the case of third party transactions covered forward where rates fixed in the contracts are used. Exchange differences are taken to the profit and loss account.

(e)  Turnover
     --------

     This represents the invoiced value of sales (net of trade discounts) and royalties excluding value added tax.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED


                            NOTES ON THE ACCOUNTS

                                  (Continued)


(f)  Deferred taxation
     -----------------

     Credit is taken for advance corporation tax paid to the extent that it is recoverable against the liability to corporation tax in the foreseeable future. Deferred taxation recoverable is recognised on short term timing differences arising from provisions for pensions, reorganisations and other items. Provision is made for deferred taxation, using the liability method, on other timing differences to the extent that these amounts are regarded as likely to become payable in the foreseeable future.

     The principal categories of timing differences are:

     (i) The excess of book value of tangible fixed assets over their tax written down value.

     (ii) The excess of leasing rentals over the depreciation of leased assets and associated finance charges.

     (iii) Income and expenditure in the accounts of the current year dealt with in other years for taxation purposes.

     (iv) Revaluation surpluses in respect of projected property sales on the assumption that the properties are sold at the revalued figures.

(g)  Stocks
     ------

     Stocks are valued at the lower of average cost and estimated net realisable value. Cost is purchase price or production cost in the case of products manufactured by the Group. Production cost consists of direct material and labour costs together with a reasonable proportion of manufacturing overheads on the basis of normal activity levels.

(h)  Tangible fixed assets
     ---------------------

     Depreciation is charged on the original cost or subsequent valuation of assets (excluding freehold land and assets in the course of construction).

     The principal annual rates are as follows:

     Freehold buildings and long leasehold properties         2.5%
     Plant and equipment                                       10%
     Vehicles                                          12.5% - 20%
     Office equipment                                          20%

     Short leasehold properties are depreciated over the life of the lease.

     In specific cases higher depreciation rates are used, e.g. machinery subject to technological changes, and any machinery with a high obsolescence factor.

     Investment and development grants are shown as deferred income and credited to the profit and loss account by instalments on a basis consistent with depreciation policy.

     Returnable containers, including those in customers' hands, are valued at the deposit value charged to customers with due provision for obsolescence where required. Any write-down to deposit value is charged to the profit and loss account.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                            NOTES ON THE ACCOUNTS

                                  (Continued)


(h)  Tangible fixed assets (Continued)
     ---------------------------------

     Major software development costs (comprising the cost of bought-in packages and related labour costs incurred during installation, whether supplied externally or from within the group) are capitalised and subsequently amortised over the expected useful life of the product.

(i)  Fixed assets held under leases
     ------------------------------

     Where assets are financed by leasing agreements that give rights approximating to ownership ('finance leases') the assets are treated as if they had been purchased outright and the corresponding liability to the leasing company is included as an obligation under finance leases.

     Depreciation of leased assets is charged to the profit and loss account on the same basis as shown above.

     Leasing payments are treated as consisting of capital and interest elements and the interest is charged to the profit and loss account.

     All other leases are 'operating leases' and the relevant annual rentals are charged wholly to the profit and loss account.

(j)  Revaluation of properties
     -------------------------

     Freehold and leasehold properties are revalued every five years and the surplus/deficit on book value included as a movement on revaluation reserve. In subsequent years transfers are made to retained profits in order to amortise the surplus/deficit over the remaining useful lives of the properties. On disposal the unamortised revaluation surplus or deficit on a property is transferred to retained profits.

(k)  Pension costs
     -------------

     The costs of providing pensions and other termination benefits are charged to the profit and loss account on a consistent basis over the service lives of employees. Such costs are calculated by reference to actuarial valuations and variations from such regular costs are spread over the remaining service lives of the current employees. To the extent that such costs do not equate with cash contributions a provision or prepayment is recognised in the balance sheet.

2.   Group Accounts
     --------------

     The profit and loss accounts cover the 52 weeks from 1 January 1995 to 30 December 1995, the 52 weeks from 2 January 1994 to 31 December 1994 and the 52 weeks from 3 January 1993 to 1 January 1994. The balance sheets for 1995 and 1994 have been drawn up at 30 December 1995 and 31 December 1994 respectively.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)


3.  Ultimate parent company
    -----------------------

    The Group's immediate and ultimate parent company is Cadbury Schweppes Public Limited Company, registered in England and Wales, which holds 51% of the ordinary share capital. The remaining 49% of the ordinary share capital is held by Coca-Cola Holdings (UK) Limited. Copies of the Group Accounts of Cadbury Schweppes Public Limited Company are available to the public from 25 Berkeley Square, London W1X 6HT.

4.  Turnover and profit on ordinary activities before taxation
    ----------------------------------------------------------

    The Group has a single activity which is the manufacture, sale and distribution of soft drinks in Great Britain.

5.  Summary of differences between UK and US generally accepted accounting
    ----------------------------------------------------------------------
    principles
    ----------

    The accounts are prepared in accordance with generally accepted accounting principles applicable in the UK ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). These differences relate principally to the following items and the necessary adjustments are shown in the tables set out below.

    (a) Interest capitalisation
        -----------------------

        Under UK GAAP, the capitalisation of interest is optional and the Company has not capitalized any interest on capital construction projects.

        Under US GAAP, interest incurred as part of the cost of acquiring all fixed assets which become assets in the course of construction is capitalized and amortized over the life of the asset, following its commissioning.

    (b) Revaluation of properties
        -------------------------

        Under UK GAAP, properties may be restated on the basis of appraised values in accounts prepared in all other respects in accordance with the historical cost convention. Such restatements are not generally permitted under US GAAP, except in connection with purchase accounting, and accordingly, adjustments to net income and Shareholders' equity are required to eliminate the above restatements.

    (c) Pension costs
        -------------

        Under UK GAAP, the costs of providing pension benefits may be calculated by the use of any recognized actuarial method which is appropriate and whose assumptions reflect the long term nature of the assets and liabilities involved.

        Under US GAAP (SFAS 87), the Groups's employees are considered to have participated in a multi-employer pension plan. For multi-employer plans employers are required to recognise as net pension expense total contributions for the period.

    (d) Ordinary dividends
        ------------------

        Under UK GAAP, final ordinary dividends are provided in the accounts on the basis of the recommendation by the Directors which requires subsequent approval by the Shareholders' to become a legal obligation of the Company.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)


    Under US GAAP, dividends are only provided when the legal obligation to pay arises.

(e) Deferred Taxation
    -----------------

    Under UK GAAP, no provision is made for deferred taxation if there is reasonable evidence that such deferred taxation will not be payable in the foreseeable future.

    Under US GAAP, deferred taxation is provided in full on the liability method in accordance with the provisions of SFAS 109 "Accounting for Income Taxes".

(f) Cash Flows
    ----------

    Under UK GAAP the Group complies with the Financial Reporting Standard No. 1 "Cash Flow Statements" (FRS 1), the objective and principles of which are similar to those set out in SFAS 95 "Statement of Cash Flows" (SFAS 95). The principle difference between the two standards is in respective of classification. Under FRS 1, the Group presents its cashflows for (a) operating activities; (b) returns on investments and servicing of finance;
    (c) taxation; (d) investing activities; and (e) financing activities. SFAS 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

    Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. In addition, under FRS 1, cash and cash equivalents include short term borrowings with original maturities of less than 90 days. SFAS 95 requires movements on such short term borrowings to be included in financing activities.


          Approximate effects on net income of differences between UK and US generally accepted accounting principles

                                          1995          1994          1993
                                     (Pounds)'000  (Pounds)'000   (Pounds)'000
Net Income (per UK GAAP)                68,200         86,600        71,984
US GAAP adjustments:
Interest capitalisation
  and related amortisation              (1,198)        (1,243)       (1,067)
Amortisation of revaluation surplus
  and disposal loss reversal             1,206            975           517
Pension costs                             (385)           821         3,021
Deferred Taxation: on adjustments          522            139          (645)
                      methodology        3,113          1,297           228
                                        ------         ------        ------
Net income as adjusted for US GAAP      71,458         88,589        74,038
                                        ======         ======        ======

Approximate cumulative effect on Shareholders' equity of differences between UK and US generally accepted accounting principles

                                                     1995         1994
                                                (Pounds)'000  (Pounds)'000
Shareholders' equity (per UK GAAP)                 105,862       161,935
US GAAP adjustments:
Interest capitalisation                              8,843         7,645
Property revaluations                               (7,279)            -
Pension costs                                        9,461         9,076
Dividends                                           86,600        68,200
Deferred Taxation: on adjustments                   (6,040)       (5,518)
                      methodology                  (18,530)      (15,417)
                                                   -------       -------
Shareholders' equity adjusted as for US GAAP       178,917       225,921
                                                   =======       =======


There is no adjustment in the above reconciliations for the unrealised gains and losses on hedged anticipated transactions as the amounts are not material.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)


6.   Net operating expenses
     ----------------------

                                                    1995            1994            1993
                                                (Pounds)'000    (Pounds)'000    (Pounds)'000
     Distribution costs, including marketing       141,862         124,100         123,543
     Administration expenses                        31,528          33,864          37,061
                                                   -------         -------         -------
                                                   173,390         157,964         160,604
                                                   =======         =======         =======

7.   Operating profit
     ----------------
                                                    1995            1994            1993
                                                (Pounds)'000    (Pounds)'000    (Pounds)'000

     Operating profit is stated
       after charging:
     Depreciation on owned assets
       including container usage                   24,426          23,972           25,977
     Depreciation on leased assets under
       finance leases                               8,854           9,752           11,664
     Operating lease rentals
       - plant and machinery                        5,883           7,406            7,240
       - properties                                 3,751           3,769            3,995
     Auditors' remuneration
       - audit services                               106             102              100
       - non-audit services                            13              20              173
     and after crediting:

     Amortisation of government grants                (48)           (114)            (140)
                                                   ======         =======           ======

8.   Net interest
     ------------
                                                      1995            1994           1993
                                                 (Pounds)'000    (Pounds)'000    (Pounds)'000

     Finance leases                                 1,435           1,106           1,644
     Bank overdrafts and other short term
        borrowings                                     83             163             205
     Inter-company interest paid                    2,859           2,788           2,788
                                                    -----           -----           -----
     Interest payable                               4,377           4,057           4,637
                                                    -----           -----           -----
     Less:
     Interest on short term loans and
        deposits                                      (37)           (274)            (71)
     Intercompany interest received                (3,198)         (4,024)         (5,630)
                                                    -----           -----           -----
     Interest receivable                           (3,235)         (4,298)         (5,701)
                                                    -----           -----           -----
     Net interest                                   1,142            (241)         (1,064)
                                                    =====           =====           =====

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)


9.  Tax on profit on ordinary activities
    ------------------------------------

                                             1995           1994           1993
                                         (Pounds)'000   (Pounds)'000   (Pounds)'000
     Corporation tax at 33%                 39,926         43,369         36,475
     Deferred taxation (note 18)             2,455           (724)          (115)
                                            ------         ------         ------
     Charge for the year                    42,381         42,645         36,360

     (Over)/underprovision in previous years:

     Corporation tax                           (41)          (477)        (1,850)


     Deferred taxation (note 18)               598          1,053            616
                                            ------         ------         ------
                                            42,938         43,221         35,126
                                            ======         ======         ======



     Corporation tax payable is provided on taxable profits at the current rate as noted above. The charge of (Pounds)42.9m (1994 (Pounds)43.2m; 1993 (Pounds)35.1m) was increased by (Pounds)0.3m (1994 (Pounds)1.2m) because timing differences, which reversed during the year, have not been previously provided for, and decreased in 1993 by (Pounds) 0.9M due to timing differences which originated during the year.


10.  Dividends to ordinary shareholders
     ----------------------------------

                                                                   1995             1994             1993
                                                               (Pounds)'000     (Pounds)'000     (Pounds)'000
     Interim paid (Pounds)245.00 (1994 (Pounds)245.00;
       1993 (Pounds)'NIL) per ordinary share                       50,000          50,000                -
     Final proposed (Pounds)334.18
     (1994 (Pounds)424.34; 1993 (Pounds)343.00)
       per ordinary share                                          68,200          86,600           70,000
                                                                  -------         -------           ------
                                                                  118,200         136,600           70,000
                                                                  =======         =======           ======

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)



11. Tangible fixed assets
    ---------------------

                                       Land and      Plant and    In course of
Group                                  buildings     equipment    construction    Total
- -----
(a) Movement during the year          (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000

    Cost or valuation
    -----------------
    At beginning of year                92,930        258,573         6,589       358,092
    Additions                                -          8,996        22,528        31,524
    Transfer on completion                 478         14,467       (14,945)            -
    Disposals                           (2,684)        (9,887)           -        (12,571)
    Revaluation adjustment             (18,246)             -            -        (18,246)
                                       -------        --------      -------      --------
    At end of year                      72,478        272,149        14,172       358,799
                                       -------        --------      -------      --------

    Depreciation
    ------------
    At beginning of year                (6,183)      (135,239)           -       (141,422)
    Depreciation for year               (1,340)       (31,940)           -        (33,280)
    Disposals                              780          8,959            -          9,739
    Revaluation adjustment               5,683              -            -          5,683
                                       -------       --------       -------      --------

    At end of year                      (1,060)      (158,220)           -       (159,280)
                                       -------       --------       -------      --------
    Net book value
    --------------
    At end of year                      71,418        113,929        14,172       199,519
                                       =======       ========       =======      ========
    At beginning of year                86,747        123,334         6,589       216,670
                                       =======       ========       =======      ========


    Plant and equipment includes fixtures and fittings. Assets in course of construction includes payments on account. Plant and equipment also includes returnable containers of (Pounds)8.8m (1994 (Pounds)8.8m) which have been stated at deposit rate as charged to customers. Their value at most recent purchase price would be (Pounds)15.1m (1994 (Pounds)16.5m).

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)



11.  Tangible fixed assets (Continued)
     --------------------------------

                                                   1995            1994
                                                (Pounds)'000    (Pounds)'000

(b)  Finance leases

     Included in tangible fixed assets are:

     Plant and equipment under finance leases       85,451         86,274

     Less: accumulated depreciation                (61,044)       (52,624)
                                                   -------        -------
                                                    24,407         33,650
                                                   =======        =======
(c)  Land and buildings

     Freehold                                       69,172         82,271

     Long leasehold                                      -          4,270

     Short leasehold                                 2,246            206
                                                   -------        -------

     Net book value                                 71,418         86,747
                                                   =======        =======

     Analysis of gross value

     Professionally valued   - Existing use         64,782         48,962
                             - Alternative use       4,175             -

     Valued by the Directors - Existing use              -          8,029

     At cost                                         3,521         35,939
                                                   -------        -------
                                                    72,478         92,930
                                                   =======        =======

     The properties were professionally revalued by Fuller Peiser, Chartered
     Surveyors, as at 30 September 1995 and the revised valuations have been incorporated in the accounts at the end of the year. This revaluation resulted in a reduction of (Pounds)12,563,000 in the book value of the group's land and buildings. (Pounds)6,073,000 of this reduction was charged to the revaluation reserve with the remaining (Pounds)6,490,000 being charged to the profit and loss account in the year. Depreciation for the year has been calculated on the book values before taking into account the 1995 revaluation.

     If the revalued assets were stated on a historical basis, the amounts would be as follows:


                                                   1995            1994
                                                (Pounds)'000    (Pounds)'000

     Land and buildings at cost                    83,345         51,848

     Accumulated depreciation thereon              (8,466)        (6,558)
                                                   ------         ------
                                                   74,879         45,290
                                                   ======         ======
     Depreciation charge for the year                 840            861
                                                   ======         ======


                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)



12.  Investments
     -----------

     The Group holds 100% of the equity and loan capital of the following companies, all incorporated and operating in Great Britain

     Direct and principal trading subsidiary undertaking:
     Coca-Cola & Schweppes Beverages Limited


     Indirect, non-trading subsidiary undertakings:
     Frontier Refreshment Services Limited
     Vendleader Limited.

     SD Collections Limited, a non-trading subsidiary undertaking was voluntarily wound-up during the year.


13.  Stocks
     ------

                                                         1995             1994
                                                     (Pounds)'000     (Pounds)'000
     Raw materials and consumables                      11,513            8,990
     Finished goods and goods for resale                16,760           11,300
     Consumable stores and other stocks                  4,756            4,300
                                                       -------          -------
                                                        33,029           24,590
                                                       =======          =======

     The replacement cost of the stocks is not materially different from the balance sheet value.

14.  Debtors
     -------


                                                         1995             1994
                                                     (Pounds)'000     (Pounds)'000
     Receivable within one year:
     Trade debtors                                      81,037           80,136
     Amounts owed by other group undertakings           18,852           81,165
     Loans to employees                                     19               16
     Other debtors                                       6,492            4,866
     Prepayments and accrued income                     10,450            4,453
     ACT recoverable on interim dividend                10,050                -
                                                       -------          -------
                                                       126,900          170,636
                                                       -------          -------


                                      ABGB
                                      ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED


                             NOTES ON THE ACCOUNTS

                                  (Continued)

14.  Debtors (Continued)
     -------------------
                                                            1995          1994
                                                        (Pounds)'000  (Pounds)'000

     Receivable after more than one year:
     ACT recoverable on proposed dividend                  17,050        21,650
                                                          -------       -------
                                                          143,950       192,286
                                                          =======       =======

15.  Creditors: Amounts falling due within one year
     ----------------------------------------------

                                                             1995         1994
                                                        (Pounds)'000  (Pounds)'000

     Borrowings:
     Bank overdraft (unsecured)                               449             -
     Current obligations under finance leases               4,060         5,260
     Loan from Cadbury Schweppes Public Limited
       Company                                              2,462         2,462
                                                          -------       -------
                                                            6,971         7,722
                                                          -------       -------


     Other creditors:
     Payments received on account including deposits on
     returnable containers                                  5,336         5,549
     Trade creditors                                       41,095        34,087
     Amounts owed to other group undertakings                 659         1,775
     Current corporation tax                               18,421        18,239
     Advance corporation tax                               29,550        21,650
     VAT                                                   20,286        21,623
     Other taxes and social security costs                  3,451         2,955
     Other creditors                                       11,633         3,507
     Accruals and deferred income                          40,539        26,754
     Government grants                                         46            48
     Dividends payable to ordinary shareholders            68,200        86,600
                                                          -------       -------
                                                          239,216       222,787
                                                          -------       -------
                                                          246,187       230,509
                                                          =======       =======


The loan from Cadbury Schweppes Public Limited Company is interest free.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                  (Continued)

16.  Creditors: Amounts falling due after more than one year
     -------------------------------------------------------

                                                                                  1995         1994
                                                                              (Pounds)'000 (Pounds)'000
     Wholly repayable within five years:
     Loan from Cadbury Schweppes Public Limited Company                          24,000        24,000
     Obligations under finance leases                                             9,781        12,372
     Government grants                                                              112           158

     Not wholly repayable within five years:
     Obligations under finance leases                                             3,920         5,804
                                                                                 ------        ------
                                                                                 37,813        42,334
                                                                                 ======        ======

     The loan from Cadbury Schweppes Public Limited Company is at 11.65% fixed interest rate per annum for 10 years from 11 December 1989.

17.  Cash flow statement
     -------------------
                                                                                     1995          1994         1993
                                                                                 (Pounds)'000  (Pounds)'000 (Pounds)'000

(a)  Net cash inflow from operating activities
     Operating profit                                                               112,624       129,437     106,646
     Depreciation charges                                                            33,280        33,724      37,641
     Property revaluation (note 11)                                                   6,490             -           -
     Increase in stock                                                               (8,439)         (506)     (2,282)
     (Increase)/decrease in debtors                                                  (9,400)       (6,369)     11,530
     Increase/(decrease) in creditors                                                19,372         2,349     (42,934)
     (Decrease)/increase in pension provision                                          (385)          821       3,021
                                                                                   --------       -------     -------
     Net cash inflow from operating activities                                      153,542       159,456     113,622
                                                                                   ========       =======     =======


(b)  Cash and cash equivalents and financing

                                                                  Cash and cash equivalents               Financing
                                                      -----------------------------------------------   -------------
                                                      Cash at bank  Short-term       Bank       Total   Finance lease
                                                      and in hand   investment    overdrafts             obligations
          End of l992                                    6,958         98,281        (31)      105,208     (40,586)
          Net inflow in 1993                             3,184         36,234         31        39,449       9,790
                                                        ------        -------       ----       -------      ------
          End of l993                                   10,142        134,515          0       144,657     (30,796)
          Net inflow/(outflow) in 1994                  (3,571)       (55,092)         0       (58,663)      7,360
                                                        ------        -------       ----       -------      ------

          End of 1994                                    6,571         79,423          0        85,994     (23,436)
          Net inflow/(outflow) in 1995                  14,800        (63,163)      (449)      (48,812)      5,675
                                                        ------        -------       ----       -------      ------
          End of 1995                                   21,371         16,260       (449)       37,182     (17,761)
                                                        ======        =======       ====       =======      ======


     Short-term investments are cash transferred to a group company on short-term loan and included within debtors.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                   (Continued)

18.  Provisions for liabilities and charges
     --------------------------------------

                                                                                       Deferred
                                                                       Pensions        taxation        Total
                                                                     (Pounds)'000    (Pounds)'000  (Pounds)'000
       At beginning of year                                               9,461         (4,122)       5,339
       Expenditure in the year                                           (1,118)             -       (1,118)
       Profit and loss account - current year                               733          2,455        3,188
                               - prior year                                   -            598          598
                                                                          -----          -----        -----
       At end of year                                                     9,076         (1,069)       8,007
                                                                          =====          =====        =====


     The total potential liability of the Group for deferred taxation was as follows:


                                                                                      1995             1994
                                                                                  (Pounds)'000     (Pounds)'000
       Not provided in accounts:

       Accelerated capital allowances                                                14,532          17,312
       Excess of lease rentals over depreciation and finance charges                    885           1,218
       Taxes that would arise if property were to be disposed of
       at revalued amounts                                                            1,317           2,892
                                                                                     ------          ------
                                                                                     16,734          21,422
       Provided in accounts:

       Short-term timing differences                                                 (1,069)         (4,122)
                                                                                     ------          ------
                                                                                     15,665          17,300
                                                                                     ======          ======


19.  Share capital
     -------------

                                                                                       1995            1994
                                                                                   (Pounds)'000    (Pounds)'000
      Authorised:
      Equity - 204,082 ordinary shares of (pound)1 each                                 204             204
      Non-equity - 900,000 5% non-cumulative preference shares of (pound)1 each         900             900
                                                                                      -----           -----
                                                                                      1,104           1,104
                                                                                      =====           =====

      Allotted and called-up:
      Equity - 204,082 ordinary shares of (pound)1 each fully paid                      204             204
      Non-equity - 900,000 5% non-cumulative preference shares of (pound)1 each
      1 penny paid                                                                        9               9
                                                                                        ---             ---
                                                                                        213             213
                                                                                        ===             ===

     The preference shares carry no rights to vote or receive dividends in excess of 5% per annum of the amount paid-up on such shares and in a winding-up have priority over the ordinary shares for the return of the amount paid up, but no further share in the assets.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                   (Continued)


20.   Reserves
      --------
                                                     Revaluation      Other         Merger      Profit and
                                                       reserve       reserves      reserve     loss account
                                                    (Pounds)'000   (Pounds)'000  (Pounds)'000  (Pounds)'000

      At beginning of year                               7,279         57,811       (17,484)      114,116

      Transfer from retained earnings for the year           -             -              -       (50,000)
      Depreciation on revalued assets                     (148)            -              -           148
      Disposals of revalued assets                      (1,058)            -              -         1,058
      Property revaluation (note 11)                    (6,073)            -              -             -
                                                         -----         ------       -------        ------
      At end of year                                         -         57,811       (17,484)       65,322
                                                         =====         ======       ========       ======

21.   Group set-off facility
      ----------------------

      A right of set-off existed at the balance sheet date between the Group Companies and Cadbury Schweppes Public Limited Company in respect of the collective borrowing facilities with Midland Bank plc and Bank of America.

22.   Commitments for capital expenditure
      -----------------------------------

                                                                        1995            1994
                                                                    (Pounds)'000    (Pounds)'000
      Commitments for capital expenditure are estimated as
      follows:

      Contracted for but not provided in the accounts                  5,348           2,108
      Authorised but not contracted for                                6,588           2,069
                                                                      ------           -----
                                                                      11,936           4,177
                                                                      ======           =====

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                              NOTES ON THE ACCOUNTS

                                   (Continued)

23.   Leasing commitments
      -------------------

      The future minimum lease payments to which the Group is committed as at 30 December 1995 under finance leases, fall due as follows:

                                                      1995            1994
                                                  (Pounds)'000    (Pounds)'000
      - within one year                              6,110            7,573
      - in two to five years                        15,426           19,059
      - in more than five years                      5,882            8,796
                                                    ------           ------
                                                    27,418           35,428
        less finance charges allocated
        to future periods                           (9,657)         (11,992)
                                                    ------           ------
                                                    17,761           23,436
                                                    ======           ======

      Payments due in respect of operating leases for the next financial year are as follows:


                                               Property                  Plant and equipment
                                          1995          1994             1995          1994
                                     (Pounds)'000   (Pounds)'000    (Pounds)'000   (Pounds)'000
       On leases expiring:
       - within one year                  286             50           2,183           2,107
       - in two to five years           2,263          2,528           5,415           2,986
       - in more than five years          822            844             118              31
                                        -----          -----           -----           -----
                                        3,371          3,422           7,716           5,124
                                        =====          =====           =====           =====

24.   Contingent liabilities
      ----------------------

      (a) The Group has guaranteed bridging loans by Hambro Countrywide Relocation plc to employees who are being relocated. The total value of such loans outstanding at 30 December 1995 was (Pounds)396,475 (1994 (Pounds)416,000).

      (b) The potential amount of deferred taxation not provided is set out in note 18.

                                     ABGB
                                     ----
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED

                             NOTES ON THE ACCOUNTS

                                   (Continued)

25.   Pension arrangements
      --------------------

      The Group is a member of the Cadbury Schweppes group of companies which operates group pension schemes for its UK subsidiary undertakings.

      The major scheme is the Cadbury Schweppes Pension Fund for which the last full valuation was carried out as at 5 April 1993 on the projected unit method. At this date the market value of the assets was (Pounds)736m and the level of funding on an actuarial basis was 110%.

      The principal assumptions on average were that the rate of return on fund assets would be 9.5%, that the rate of salary increases would be 7.0% and that past and future pensions would increase by 5.0%.

      The total pension costs for the Group were (Pounds)3.8m (1994 (Pounds)3.8m; 1993 (Pounds)3.3m) which together with the pension costs of other subsidiaries in the group schemes were assessed by qualified actuaries based on the latest actuarial assessment.

      A provision of (Pounds)9.lm (1994 (Pounds)9.5m) included in the balance sheet represents the excess of pension costs over the amounts actually contributed to the external funds of the group schemes.


                         GROUP PROFIT AND LOSS ACCOUNT

             FOR THE 24 WEEKS ENDED 17 JUNE 1995 AND 15 JUNE 1996
                                  (Unaudited)
- -------------------------------------------------------------------------------
                                                           1995           1996
                                                      (Pounds)'000   (Pounds)'000
- -------------------------------------------------------------------------------
TURNOVER                                                371,091        402,809

Cost of sales                                          (246,858)      (271,263)
                                                       --------       --------

GROSS PROFIT                                            124,233        131,546

Net operating expenses                                  (68,854)       (78,831)
                                                       --------       --------

Operating Profit                                         55,379         52,715

Profit on sale of tangible fixed assets                     448            390
                                                       --------       --------

PROFIT ON ORDINARY ACTIVITIES BEFORE
 INTEREST                                                55,827         53,105

Net interest                                               (267)        (2,367)
                                                       --------       --------

PROFIT ON ORDINARY ACTIVITIES BEFORE
 TAXATION                                                55,560         50,738

Tax on profit on ordinary activities                    (18,362)       (17,298)
                                                       --------       --------
PROFIT FOR THE PERIOD                                    37,198         33,440

Dividends to ordinary shareholders                            -              -
                                                       --------       --------
Transfer to retained earnings for
 the period                                              37,198         33,440
                                                       ========       ========

The accompanying notes are an integral part of this profit and loss account.



                              GROUP BALANCE SHEET

                      AS AT 17 JUNE 1995 AND 15 JUNE 1996
                                  (Unaudited)
- ----------------------------------------------------------------------------
                                                         1995           1996
                                                   (Pounds)'000   (Pounds)'000
- ----------------------------------------------------------------------------


FIXED ASSETS
Tangible assets                                       209,024        202,491
                                                      -------        -------
CURRENT ASSETS
Stocks                                                 50,145         51,248
Debtors                                               202,249        185,251
Cash at bank and in hand                                1,079          1,098
                                                      -------        -------
                                                      253,473        237,597

Creditors: Amounts falling due
within one year                                      (215,829)      (254,849)
                                                      -------        -------

NET CURRENT ASSETS/(LIABILITIES)                       37,644        (17,252)
                                                      -------        -------
TOTAL ASSETS LESS CURRENT
LIABILITIES                                           246,668        185,239

Creditors: Amounts falling due after
more than one year                                    (42,334)       (37,814)

Provisions for liabilities and charges                 (5,201)        (8,123)
                                                      -------        -------
NET ASSETS                                            199,133        139,302
                                                      =======        =======
EQUITY CAPITAL AND RESERVES
Called-up equity share capital                            204            204
Revaluation reserve                                     6,149              -
Other reserves                                         57,811         57,811
Merger reserve                                        (17,484)       (17,484)
Profit and loss account                               152,444         98,762

CALLED-UP NON-EQUITY SHARE
 CAPITAL                                                    9              9

                                                      -------        -------
TOTAL CAPITAL EMPLOYED                                199,133        139,302
                                                      =======        =======

The accompanying notes are an integral part of this balance sheet.



                           GROUP CASH FLOW STATEMENT

                    FOR THE 24 WEEKS ENDED 17 JUNE 1995 AND
                                 15 JUNE 1996
                                  (Unaudited)
- ------------------------------------------------------------------------------
                                                           1995           1996
                                                      (Pounds)'000   (Pounds)'000
- ------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net cash inflow from operating
 activities                                              14,356         71,198


RETURNS ON INVESTMENTS AND SERVICING OF
 FINANCE
Interest paid                                              (185)        (3,527)
Interest received                                           505            339
Dividends paid to shareholders                          (86,600)       (68,200)
                                                        -------        -------
                                                        (86,280)       (71,388)
                                                        -------        -------

TAXATION
U.K. Corporation tax refunded (paid)                        789        (12,449)

INVESTING ACTIVITIES
Purchase of tangible fixed assets                        (9,534)       (26,610)
Receipts from sale of tangible fixed
 assets                                                   3,346            713
                                                        -------        -------
                                                         (6,188)       (25,897)
                                                        -------        -------

NET CASH OUTFLOW BEFORE FINANCING                       (77,323)       (38,536)

FINANCING                                                     -              -

                                                        -------       --------
DECREASE IN CASH AND CASH EQUIVALENTS                   (77,323)       (38,536)
                                                        =======       ========


The accompanying notes are an integral part of this statement.

                             NOTES ON THE ACCOUNTS

1.   Basis of Presentation
     ---------------------

The accompanying unaudited condensed consolidated financial statements have been prepared under the historical cost convention following accounting policies in accordance with generally accepted accounting principles applicable in the United Kingdom for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all information and notes required by generally accepted accounting principles
(GAAP) for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, have been included. For further information, refer to the consolidated financial statements and footnotes included in the Amalgamated Beverages Great Britain Limited annual report for the year ended December 30, 1995.

2.   Seasonality of Business
     -----------------------

Operating results for the 24 weeks ended June 17, 1995 and June 15, 1996 are not indicative of results that may be expected for the years ended December 30, 1995 and December 28, 1996, respectively, primarily due to the seasonality of the Company's business. Unit sales of the Company's products are generally greater in the second and third quarters due to seasonal factors.

3.   Group Accounts
     --------------

The profit and loss accounts cover the 24 weeks from 1 January 1995 to 17 June 1995, and the 24 weeks from 31 December 1995 to 15 June 1996. The balance sheets for 1995 and 1996 have been drawn up at 17 June 1995 and 15 June 1996, respectively.

4.   Turnover and Profit on Ordinary Activities Before Taxation
     ----------------------------------------------------------

The Group has a single activity which is the manufacture, sale and distribution of soft drinks in Great Britain.

5.   Summary of Differences Between UK and US Generally Accepted Accounting
     ----------------------------------------------------------------------
     Principles
     ----------

The financial statements are prepared in accordance with generally accepted accounting principles applicable in the UK ("UK GAAP"), which differ in certain significant respects from those applicable in the US ("US GAAP"). These differences relate principally to the following items and the necessary adjustments are shown in the tables which follow.

                             NOTES ON THE ACCOUNTS

                                  (Continued)



     (a) Interest capitalisation

     Under UK GAAP, the capitalisation of interest is optional and the Company has not capitalized any interest on major capital construction projects.

     Under US GAAP, interest incurred as part of the cost of acquiring all fixed assets which become assets in course of construction is capitalized and amortized over the life of the asset, following its commissioning.

     (b) Revaluation of properties

     Under UK GAAP, properties may be re-stated on the basis of appraised values in financial statements prepared in all other respects in accordance with the historical cost convention. Such re-statements are not generally permitted under US GAAP, except in connection with purchase accounting, and accordingly adjustments to net income and Shareholders' equity are required to eliminate the above re-statements.

     (c) Pension Costs

     Under UK GAAP, the costs of providing pension benefits may be calculated by the use of any recognized actuarial method which is appropriate and whose assumptions reflect the long term nature of the assets and liabilities involved.

     Under US GAAP (SFAS 87), the Group's employees are considered to have participated in a multi-employer pension plan. For multi-employer plans employers are required to recognise as net pension expense total contributions for the period.

     (d) Ordinary Dividends

     Under UK GAAP, final ordinary dividends are provided in the financial statements on the basis of the recommendation by the Directors which requires subsequent approval by the Shareholders to become a legal obligation of the Company.

     Under US GAAP, dividends are only provided when the legal obligation to pay arises.

     (e) Deferred Taxation

     Under UK GAAP, no provision is made for deferred taxation if there is reasonable evidence that such deferred taxation will not be payable in the foreseeable future.

     Under US GAAP, deferred taxation is provided in full on the liability method in accordance with the provisions of SFAS 109 "Accounting for Income Taxes".

     (f) Cash Flows

     Under UK GAAP the Group complies with the Financial Reporting Standard No. 1 "Cash Flow Statements" (FRS 1), the objective and principles of which are similar to those set out in SFAS 95 "Statement of Cash Flows" (SFAS 95). The principle difference between the two standards is in respect of classification. Under FRS 1, the Group presents its cashflows for (a) operating activities; (b) returns on investments and servicing of finance;
     (c) taxation; (d) investing activities;

                             NOTES ON THE ACCOUNTS

                                  (Continued)


     and (e) financing activities. SFAS 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. In addition, under FRS 1, cash and cash equivalents include short term borrowings with original maturities of less than 90 days. SFAS 95 requires movements on such short term borrowings to be included in financing activities.


     Approximate effects on net income of differences between UK and US generally accepted accounting principles


                                                     1995           1996
                                                 (Pounds)'000   (Pounds)'000

Net Income (per UK GAAP)                            37,198        33,440
US GAAP adjustments:
Interest Capitalisation
 and related amortisation                             (595)       (1,296)
Amortisation of revaluation
 surplus and disposal loss reversal                  1,130             -
Pension costs                                         (138)          116
Deferred Taxation: on adjustments                      242           390
  methodology                                        1,556         1,044
                                                    ------        ------
Net income as adjusted for US GAAP                  39,393        33,694
                                                    ======        ======



     Approximate cumulative effect on Shareholders' equity of differences between UK and US generally accepted accounting principles


                                                    1995           1996
                                                (Pounds)'000   (Pounds)'000

Shareholders' equity (per UK GAAP)                 199,133       139,302
US GAAP adjustments:
Interest Capitalisation                              8,248         6,349
Property Revaluations                               (6,149)            -
Pension costs                                        9,323         9,192
Deferred Taxation: on adjustments                   (5,798)       (5,129)
 methodology                                       (16,974)      (14,373)
                                                   -------       -------
Shareholders' equity as adjusted for US GAAP       187,783       135,341
                                                   =======       =======

     There is no adjustment in the above reconciliations for the unrealised gains and losses on hedged anticipated transactions as the amounts are not material.

                             NOTES ON THE ACCOUNTS

                                  (Continued)



6.   Creditors: Amounts Falling Due After More Than One Year
     -------------------------------------------------------

                                                          1995           1996
                                                     (Pounds)'000   (Pounds)'000

 Wholly repayable
 within five years:

 Loan from Cadbury Schweppes Public
 Limited Company                                         24,000         24,000
 Obligations under finance leases                        12,372          9,782
 Government grants                                          158            112

 Not wholly repayable within five years:

 Obligations under finance leases                         5,804          3,920

                                                         ------         ------
                                                         42,334         37,814
                                                         ======         ======

     The loan from Cadbury Schweppes Public Limited Company is at 11.65% fixed interest rate per annum for 10 years from 11 December 1989.


7.   Cash Flow Statement
     -------------------

                                                           1995           1996
                                                      (Pounds)'000   (Pounds)'000
(a)     Net cash inflow from operating
        activities

        Operating profit                                  55,379         52,715
        Depreciation charges                              14,241         15,717
        Increase in stock                                (25,555)       (18,219)
        Increase in debtors                              (80,369)       (67,658)
        Increase in creditors                             50,798         88,527
        (Decrease)/increase in pension provision            (138)           116
                                                          ------         ------
        Net cash inflow from
        operating activities                              14,356         71,198
                                                          ======         ======

                             NOTES ON THE ACCOUNTS

                                  (Continued)



(b)  Cash and cash equivalents

                                                        Cash and cash equivalents
                                                        -------------------------
                                                Cash at
                                               bank and in        Short-term            Bank
                                                  hand            investment         overdrafts             Total
                                              (Pounds)'000       (Pounds)'000       (Pounds)'000        (Pounds)'000

       End of 1994                                6,571             79,423                  -               85,994
       Net outflow 1st half 1995                 (5,492)           (70,336)            (1,495)             (77,323)
                                                -------            -------             ------             --------
       June 1995                                  1,079              9,087             (1,495)               8,671
       Net inflow 2nd half 1995                  20,292              7,173              1,046               28,511
                                                -------            -------             ------             --------
       End of 1995                               21,371             16,260               (449)              37,182
       Net outflow 1st half 1996                (20,273)           (16,260)            (2,003)             (38,536)
                                                -------            -------             ------             --------
       June 1996                                  1,098                  -             (2,452)              (1,354)
                                                =======            =======             ======             ========

     Short-term investments are cash transferred to a group company on short-term loan and included within debtors.

                          COCA-COLA ENTERPRISES INC.

        PRO FORMA FINANCIAL INFORMATION REGARDING THE ACQUISITIONS OF:

                         SA BEVERAGE SALES HOLDING NV
                            COCA-COLA BEVERAGES SA
                            COCA-COLA PRODUCTION SA
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED
                   OUACHITA COCA-COLA BOTTLING COMPANY, INC.
                     COCA-COLA BOTTLING COMPANY WEST, INC.
                    GRAND FORKS COCA-COLA BOTTLING COMPANY



                                     INDEX
                                     -----

                                                                PAGE
                                                               -----

Introductory Information...................................     PF-1

Pro Forma Combined Condensed Statement of Operations
   for the Six Months Ended June 28, 1996..................     PF-4

Pro Forma Combined Condensed Statements of Operations
  for the Quarters Ended March 29, 1996 and June 28, 1996..     PF-6

Pro Forma Combined Condensed Statement of Operations
  for the Year Ended December 31, 1995.....................     PF-7

Pro Forma Combined Condensed Statements of Operations
  for the Quarters Ended March 31, 1995, June 30, 1995,
  September 29, 1995 and December 31, 1995.................     PF-9

Pro Forma Combined Condensed Balance Sheet as of
  June 28, 1996............................................    PF-10

Notes to Unaudited Pro Forma Combined Condensed Financial
  Information..............................................    PF-11


                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION

The following unaudited pro forma combined condensed financial information sets forth the combined results of operations and financial position of Coca-Cola Enterprises Inc. (the "Company") and (i) SA Beverage Sales Holding NV,
Coca-Cola Beverages SA ("CCSA"), and Coca-Cola Production SA ("CCP") (collectively "France/Belgium"), (ii) Amalgamated Beverages Great Britain Limited ("Great Britain"), (iii) Ouachita Coca-Cola Bottling Company, Inc. ("Ouachita"), and (iv) Coca-Cola Bottling Company West, Inc., and Grand Forks Coca-Cola Bottling Company (collectively "Coke West") and assuming the Company purchased the Acquired Companies (referring to all of the purchased companies, collectively) based on the assumptions set forth in the following Notes to Unaudited Pro Forma Combined Condensed Financial Statements. The unaudited pro forma combined condensed financial statements do not include the impact from the proposed acquisition of Nora Beverages Inc. ("Nora") announced on July 17, 1996 for approximately $117 million. The Company has recently begun due diligence procedures to evaluate the assets and liabilities of Nora. There can be no assurance that the proposed Nora acquisition will close. The Company has entered into various letters of intent and purchase agreements related to the aforementioned Acquired Companies and are summarized as follows.

Acquisitions
- ------------

On February 21, 1996, the Company acquired all the issued and outstanding shares of stock of Ouachita for a total transaction value of approximately $313 million. The purchase price was paid in a combination of cash, shares of the Company's common stock from treasury, and two types of convertible preferred stock. The Company financed the cash portion of the acquisition through the issuance of commercial paper. The acquisition was accounted for using the purchase method of accounting. The Ouachita bottling operations are located in portions of Arkansas, Louisiana, and Mississippi.

On July 26, 1996, the Company acquired from The Coca-Cola Company France/Belgium bottling and canning operations for a transaction value of approximately $915 million. The Company financed this acquisition through the issuance of commercial paper and has plans to refinance on a long-term basis. The acquisition was accounted for using the purchase method of accounting. The France/Belgium franchise territories include approximately 90% of the population in France and all of the population in Belgium.

On August 12, 1996, the Company acquired Coke West for a transaction value of approximately $158 million. The Company financed this acquisition through the issuance of long-term debt. Coke West operates in franchise territories in portions of Montana, Wyoming, North Dakota, South Dakota, and Minnesota. The acquisition was accounted for using the purchase method of accounting.

                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION -- (CONTINUED)

Pending Acquisition
- -------------------

On June 4, 1996, the Company announced the signing of letters of intent to purchase the Great Britain bottler from The Coca-Cola Company and Cadbury Schweppes plc for a total transaction value of approximately $1.9 billion. The Company expects to finance this acquisition through issuance of long-term debt. A wholly owned subsidiary of Great Britain produces products of The Coca-Cola Company and Cadbury Schweppes for distribution in England, Scotland, Wales, and the Isle of Man. Definitive agreements have been signed and this proposed transaction is expected to close during the third quarter of 1996. There can be no assurance this acquisition will close.

The following unaudited pro forma financial information should be read in conjunction with the Company's audited and unaudited financial statements, including the notes thereto, contained in: (i) the Coca-Cola Enterprises Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) Coca-Cola Enterprises' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995, September 29, 1995, March 29, 1996, and June 28,
1996.


The unaudited pro forma combined condensed statement of operations for the six months ended June 28, 1996 and for the year ended December 31, 1995 and each of the quarterly periods ended March 31, 1995, June 30, 1995, September 29, 1995, December 31, 1995, March 29, 1996, and June 28, 1996 present the combined operating results of the Company and the Acquired Companies, as if the completed and pending acquisitions described above had occurred on January 1, 1995. The unaudited pro forma combined condensed balance sheet as of June 28, 1996 includes the unaudited historical balance sheet of France\Belgium and Coke West as of June 30, 1996 and Great Britain presented as of June 15, 1996. The unaudited pro forma combined condensed balance sheet as of June 28, 1996 presents the combined financial position of the Company and the Acquired Companies as if the completed and pending acquisitions described above had occurred on June 28, 1996. There can be no assurance that the pending acquisition will close. These pro forma financial statements reflect use of the purchase method of accounting and are based on the historical financial information of the Company and the Acquired Companies adjusted for the pro forma adjustments described in the attached pro forma footnotes. Certain reclassifications and adjustments have been made to the historical financial statements of the Acquired Companies to conform to the Company's financial presentation and interim reporting dates.

                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION -- (CONTINUED)

The pro forma adjustments are based on preliminary estimates of the fair value of assets and liabilities of the Acquired Companies, which may require further adjustment when additional information is obtained as of the acquisition date and during the one year period subsequent to acquisition. Any reallocation of the purchase price based on final valuations of assets and liabilities should not differ significantly from the original estimates and should not have a material impact on the pro forma financial statements.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the acquisitions had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 28, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                      COCA-COLA      FRANCE/        GREAT
                                     ENTERPRISES     BELGIUM       BRITAIN       OUACHITA     COKE WEST     PRO FORMA    PRO FORMA
                                     (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS    COMBINED
                                     ------------  ------------  ------------  ------------  ------------  ------------  ----------
NET OPERATING REVENUES.............       $3,616          $723          $718           $20           $54         $ (51)     $5,080
Cost of sales......................        2,223           495           467            12            34           (45)      3,186
                                          ------          ----          ----           ---           ---         -----      ------
GROSS PROFIT.......................        1,393           228           251             8            20            (6)      1,894
Selling, general & administrative
 expenses..........................        1,117           180           160            14            17            36       1,524
                                          ------          ----          ----           ---           ---         -----      ------
OPERATING INCOME...................          276            48            91            (6)            3           (42)        370
Interest expense, net..............          163             5             6             1             6           106         287
Other (income) deductions, net.....            -             1             -            (7)            -             -          (6)
                                          ------          ----          ----           ---           ---         -----      ------
INCOME (LOSS) BEFORE INCOME TAXES..          113            42            85             -            (3)         (148)         89
Income tax expense (benefit).......           47             2            27             -             -           (43)         33
                                          ------          ----          ----           ---           ---         -----      ------
NET INCOME (LOSS)..................           66            40            58             -            (3)         (105)         56
Preferred stock dividends..........            4             -             -             -             -             1           5
                                          ------          ----          ----           ---           ---         -----      ------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS..............       $   62          $ 40          $ 58           $ -           $(3)        $(106)     $   51
                                          ======          ====          ====           ===           ===         =====      ======

AVERAGE COMMON SHARES OUTSTANDING..          125                                                                               125
                                          ======                                                                            ======

NET INCOME (LOSS) PER COMMON SHARE.       $ 0.50                                                                            $ 0.41
                                          ======                                                                            ======

OTHER OPERATING DATA:

  Operating Income.................       $  276          $ 48          $ 91           $(6)          $ 3         $ (42)     $  370
  Depreciation.....................          176            28            27             1             2             -         234
  Amortization.....................          107             4             -             1             2            39         153
                                          ------          ----          ----           ---           ---         -----      ------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION.................       $  559          $ 80          $118           $(4)          $ 7         $  (3)     $  757
                                          ======          ====          ====           ===           ===         =====      ======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be necessarily indicative of future operating results. The Pro Forma Adjustments for each acquired company are detailed by company on the following page.

                           COCA-COLA ENTERPRISES INC.

                   DETAIL OF PRO FORMA ADJUSTMENTS BY COMPANY
                     FOR THE SIX MONTHS ENDED JUNE 28, 1996
                            (UNAUDITED; IN MILLIONS)



                                                                  PRO FORMA ADJUSTMENTS
                                          ---------------------------------------------------------------------
                                            FRANCE/        GREAT
                                            BELGIUM       BRITAIN      OUACHITA      COKE WEST         TOTAL
                                           --------       -------      --------      ----------     ------------

NET OPERATING REVENUES...................    $(32)   (D)    $   -         $   -          $   -
                                              (11)   (E)
                                               (8)   (F)                                                  $ (51)

Cost of sales............................     (30)   (D)        -             -              -
                                              (11)   (E)
                                               (4)   (G)                                                    (45)
                                             ----            ----          ----          -----            ------
GROSS PROFIT.............................      (6)              -             -              -               (6)
Selling, general & administrative
  expenses...............................       4    (A)       33   (A)       1  (A)         1   (A)         36
                                               (3)   (H)
                                             ----            ----          ----          -----             -----
OPERATING INCOME.........................      (7)            (33)           (1)            (1)             (42)
Interest expense, net....................      30    (B)       76   (B)       -              -              106
Other (income) deductions, net...........       -               -             -              -                -
                                             ----          ------         -----          -----            -----
INCOME (LOSS) BEFORE INCOME TAXES........     (37)           (109)           (1)            (1)            (148)
Income tax expense (benefit).............      (5)   (C)      (37)  (C)      (1) (C)         -              (43)
                                             ----          ------         -----          -----            -----
NET INCOME (LOSS).......................      (32)            (72)            -             (1)            (105)
Preferred stock dividends...............        -               -             1  (I)         -                1
                                             ----          ------         -----          -----            -----
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS...................     $(32)         $  (72)        $  (1)         $  (1)           $(106)
                                             ====          ======         =====          =====            =====

OTHER OPERATING DATA:

  Operating Income.......................    $ (7)         $  (33)        $  (1)         $  (1)           $ (42)
  Depreciation...........................       -               -             -              -                -
  Amortization...........................       4              33             1              1               39
                                             ----          ------         -----          -----            -----
Operating income before depreciation
  and amortization.......................    $ (3)         $    -         $   -          $   -            $  (3)
                                             ====          ======         =====          =====            =====




The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
            FOR THE QUARTERS ENDED MARCH 29, 1996 AND JUNE 28, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)



                                               MARCH 29,    JUNE 28,
                                                 1996         1996      TOTAL
                                              ----------     ------    -------
NET OPERATING REVENUES......................     $2,201      $2,879     $5,080
Cost of sales...............................      1,373       1,813      3,186
                                                 ------      ------     ------
GROSS PROFIT................................        828       1,066      1,894
Selling, general & administrative expenses..        738         786      1,524
                                                 ------      ------     ------
OPERATING INCOME............................         90         280        370
Interest expense, net.......................        141         146        287
Other (income)  deductions, net.............         (7)          1         (6)
                                                 ------      ------     ------
INCOME (LOSS) BEFORE INCOME TAXES...........        (44)        133         89
Income tax expense (benefit)................        (14)         47         33
                                                 ------      ------     ------
NET INCOME (LOSS)...........................        (30)         86         56
Preferred stock dividends...................          3           2          5
                                                 ------      ------     ------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS.......................     $  (33)     $   84     $   51
                                                 ======      ======     ======

AVERAGE COMMON SHARES OUTSTANDING...........        126         123        125
                                                 ======      ======     ======

NET INCOME (LOSS) PER COMMON SHARE..........     $(0.26)     $ 0.68     $ 0.41
                                                 ======      ======     ======


OTHER OPERATING DATA:

  Operating Income..........................     $   90      $  280     $  370
  Depreciation..............................        114         120        234
  Amortization..............................         74          79        153
                                                 ------      ------     ------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION..........................     $  278      $  479     $  757
                                                 ======      ======     ======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be necessarily indicative of future operating results.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                        COCA-COLA      FRANCE/        GREAT
                                       ENTERPRISES     BELGIUM       BRITAIN       OUACHITA     COKE WEST     PRO FORMA    PRO FORMA
                                       (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS   COMBINED
                                       ------------  ------------  ------------  ------------  ------------  ------------  ---------

NET OPERATING REVENUES...............      $6,773        $1,467        $1,492          $172          $112        $(221)     $9,795
Cost of sales........................       4,267         1,026           972           104            69         (193)      6,245
                                           ------        ------        ------          ----          ----        -----      ------
GROSS PROFIT.........................       2,506           441           520            68            43          (28)      3,550
Selling, general & administrative
 expenses............................       2,038           369           330            48            32           71       2,888
                                           ------        ------        ------          ----          ----        -----      ------
OPERATING INCOME.....................         468            72           190            20            11          (99)        662
Interest expense, net................         326            13             4            11            11          205         570
Other (income) deductions, net.......          (3)            7            11             1             -            -          16
                                           ------        ------        ------          ----          ----        -----      ------
INCOME (LOSS) BEFORE INCOME TAXES....         145            52           175             8             -         (304)         76
Income tax expense (benefit).........          63             4            62             3             -         (104)         28
                                           ------        ------        ------          ----          ----        -----      ------
NET INCOME (LOSS)....................          82            48           113             5             -         (200)         48
Preferred stock dividends............           2             -             -             -             -            8          10
                                           ------        ------        ------          ----          ----        -----      ------

NET INCOME (LOSS) APPLICABLE TO
     COMMON SHARE OWNERS.............      $   80        $   48        $  113          $  5          $  -        $(208)     $   38
                                           ======        ======        ======          ====          ====        =====      ======

AVERAGE COMMON SHARES OUTSTANDING....         129                                                                              129
                                           ======                                                                           ======

NET INCOME (LOSS) PER COMMON SHARE...      $ 0.62                                                                           $ 0.29
                                           ======                                                                           ======


OTHER OPERATING DATA:
  Operating Income...................      $  468        $   72        $  190          $ 20          $ 11        $ (99)     $  662
  Depreciation.......................         318            49            49             6             4            -         426
  Amortization.......................         211             9             -             7             2           82         311
                                           ------        ------        ------          ----          ----         -----      -----

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION...................      $  997        $  130        $  239          $ 33          $ 17        $ (17)     $1,399
                                           ======        ======        ======          ====          ====        =====      ======




The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be necessarily indicative of future operating results. The Pro Forma Adjustments for each acquired company are detailed by company on the following page.

                           COCA-COLA ENTERPRISES INC.

                   DETAIL OF PRO FORMA ADJUSTMENTS BY COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                            (UNAUDITED; IN MILLIONS)



                                                                 PRO FORMA ADJUSTMENTS
                                         ---------------------------------------------------------------------
                                          FRANCE/       GREAT
                                          BELGIUM      BRITAIN         OUACHITA      COKE WEST         TOTAL
                                         --------      --------        --------     ----------      -----------

NET OPERATING REVENUES..................  $  (56)  (D)  $     -         $     -       $     -
                                            (124)  (E)
                                             (41)  (F)                                                $  (221)

Cost of sales...........................     (55)  (D)        -               -             -
                                            (108)  (E)
                                             (30)  (G)                                                   (193)
                                          ------        -------         -------       -------         -------
GROSS PROFIT............................     (28)             -               -             -             (28)
Selling, general & administrative
  expenses..............................       9   (A)       65   (A)         6  (A)        2   (A)        71
                                             (11)  (H)
                                          ------        -------         -------       -------         -------
OPERATING INCOME........................     (26)           (65)             (6)           (2)            (99)
Interest expense, net...................      53   (B)      152   (B)        (1) (B)        1   (B)       205
Other (income) deductions, net..........       -              -               -             -               -
                                          ------        -------         -------       -------         -------
INCOME (LOSS) BEFORE INCOME TAXES.......     (79)          (217)             (5)           (3)           (304)
Income tax expense (benefit)............     (23)  (C)      (78)  (C)        (2) (C)       (1)  (C)      (104)
                                          ------        -------         -------       -------         -------
NET INCOME (LOSS).......................     (56)          (139)             (3)           (2)           (200)
Preferred stock dividends...............       -              -               8  (I)        -               8
                                          ------        -------         -------       -------         -------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS...................  $  (56)       $  (139)        $   (11)      $    (2)        $  (208)
                                          ======        =======         =======       =======         =======

OTHER OPERATING DATA:
  Operating Income......................  $  (26)       $   (65)        $    (6)      $    (2)        $   (99)
  Depreciation..........................       -              -               -                             -
  Amortization..........................       9             65               6             2              82
                                          ------        -------         -------       -------         -------
Operating Income Before Depreciation
  and Amortization.....................   $  (17)       $     -         $     -       $     -         $   (17)
                                          ======        =======         =======       =======         =======



The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
  FOR THE QUARTERS ENDED MARCH 31, 1995, JUNE 30, 1995, SEPTEMBER 29, 1995 AND
                               DECEMBER 31, 1995
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                               MARCH 31,   JUNE 30,  SEPTEMBER 29,   DECEMBER 31,    FULL YEAR
                                                 1995        1995        1995           1995           1995
                                              ----------    ------   ------------    ------------    ---------
NET OPERATING REVENUES......................     $2,040      $2,671      $2,748         $2,336         $9,795
Cost of sales...............................      1,277       1,702       1,778          1,488          6,245
                                                 ------      ------      ------         ------         ------
GROSS PROFIT................................        763         969         970            848          3,550
Selling, general & administrative expenses..        668         714         751            755          2,888
                                                 ------      ------      ------         ------         ------
OPERATING INCOME............................         95         255         219             93            662
Interest expense, net.......................        140         144         144            142            570
Other (income)  deductions, net.............        (10)          3           1             22             16
                                                 ------      ------      ------         ------         ------
INCOME (LOSS) BEFORE INCOME TAXES...........        (35)        108          74            (71)            76
Income tax expense (benefit)................        (13)         41          28            (28)            28
                                                 ------      ------      ------         ------         ------
NET INCOME (LOSS)...........................        (22)         67          46            (43)            48
Preferred stock dividends...................          3           2           3              2             10
                                                 ------      ------      ------         ------         ------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS......................      $  (25)     $   65      $   43         $  (45)        $   38
                                                 ======      ======      ======         ======         ======

AVERAGE COMMON SHARES OUTSTANDING...........        129         130         129            129            129
                                                 ======      ======      ======         ======         ======

NET INCOME (LOSS) PER COMMON SHARE..........     $(0.19)     $ 0.50      $ 0.33         $(0.35)        $ 0.29
                                                 ======      ======      ======         ======         ======


OTHER OPERATING DATA:

  Operating Income..........................     $   95      $  255      $  219         $   93         $  662
  Depreciation..............................        102         106         108            110            426
  Amortization..............................         70          72          72             97            311
                                                 ------      ------      ------         ------         ------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION..........................     $  267      $  433      $  399         $  300         $1,399
                                                 ======       =====      ======         ======         ======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be necessarily indicative of future operating results.

                           COCA-COLA ENTERPRISES INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 28, 1996
                            (UNAUDITED; IN MILLIONS)

                                                  COCA-COLA     FRANCE/         GREAT
                                                 ENTERPRISES    BELGIUM        BRITAIN      COKE WEST     PRO FORMA      PRO FORMA
                                                (HISTORICAL)  (HISTORICAL)   (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS      COMBINED
                                                ------------  ------------   ------------   ----------   -----------     ---------
ASSETS

CURRENT
 Cash and cash equivalents....................       $   24        $   93          $  2        $    7      $    -       $   126
 Trade accounts receivable, net...............          606           195           286            11           -         1,098
 Inventories..................................          306           107            79             8          (6)  (L)     494
 Prepaid expenses and other assets............          249           113             -             1           -           363
                                                     ------        ------          ----        ------      ------       -------
   Total Current Assets.......................        1,185           508           367            27          (6)        2,081
PROPERTY, PLANT AND EQUIPMENT, NET............        2,353           445           323            27          (3)  (L)   3,145
FRANCHISE AND OTHER NONCURRENT ASSETS.........        6,318           324             -            59       3,118   (L)   9,819
                                                     ------        ------          ----        ------      ------       -------
                                                     $9,856        $1,277          $690        $  113      $3,109       $15,045
                                                     ======        ======          ====        ======      ======       =======

LIABILITIES AND
 SHARE-OWNERS' EQUITY
CURRENT
 Accounts payable and accrued expenses........       $1,015        $  373          $380        $   11      $    2   (L) $ 1,781
 Notes payable and current maturities of
  long-term debt..............................          144             2             -             1          (1)  (K)     146
                                                     ------        ------          ----        ------      ------       -------
   Total Current Liabilities..................        1,159           375           380            12           1         1,927
LONG-TERM DEBT................................        4,362           292            58           109       2,738   (K)   7,559
DEFERRED INCOME TAXES.........................        2,224             4            30             -       1,089   (L)   3,347
OTHER LONG-TERM OBLIGATIONS...................          643            12            13             1          75   (L)     744
SHARE-OWNERS' EQUITY
 Preferred Stock..............................          173             -             -             -           -           173
 Common Stock.................................          147           613             -             -        (613)  (L)     147
 Paid-in Capital..............................        1,370           (67)            -            (1)         68   (L)   1,370
 Reinvested earnings (deficit)................          199            48           209            (8)       (249)  (L)     199
 Cumulative effect of currency translations...           24             -             -             -           -            24
 Common stock in treasury.....................         (445)            -             -             -           -          (445)
                                                     ------        ------          ----        ------      ------       -------
   Total Share-Owners' Equity.................        1,468           594           209            (9)       (794)        1,468
                                                     ------        ------          ----        ------      ------       -------
                                                     $9,856        $1,277          $690        $  113      $3,109       $15,045
                                                     ======        ======          ====        ======      ======       =======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION


The historical information for each company reflected in the accompanying Pro Forma Combined Condensed Financial Statements have been determined using United States generally accepted accounting principles.


The following notes describe the pro forma adjustments necessary to reflect the effects of completed and pending acquisitions with an aggregate purchase price totaling $3,292 million (France/Belgium - $915 million; Great Britain - $1,906 million; Ouachita and Coke West - $471 million) in cash and assumed debt. Actual adjustments to account for the acquisitions under the purchase method are dependent upon the final valuations of the various assets and liabilities of the Acquired Companies. The Ouachita acquisition occurred in February 1996 and, therefore, balance sheet accounts for Ouachita are included in the balance sheet of the Company as of June 28, 1996.

NOTE A - Pro forma adjustments to "Selling, general & administrative expenses" reflect amortization of the assigned value of the rights of the Acquired Companies to market, produce and distribute beverage products in their franchise territories principally over 40 years, net of amortization previously recorded.

NOTE B - The pro forma adjustments to "Interest expense, net" reflect additional interest costs on debt issued to fund the cash portion of the purchase price and to repay assumed debt contemplating the long-term fixed rate financing of the transactions. The acquisitions will be financed principally through the issuance of long-term notes supplemented with limited short-term borrowings. Interest rates assumed applicable to contemplated financings were 7.5% for long-term notes (reflecting the Company's weighted average long-term borrowing rate for 1995).

NOTE C - The pro forma adjustments to "Income tax expense (benefit)" reflect the income tax attributes of the foregoing adjustments and the effect on the consolidated tax provision after inclusion of the Acquired Companies. On a quarterly basis, the pro forma adjustments reflect modifications to the Company's estimated effective annual income tax rate for full year 1995 and 1996 giving effect to the results of operations of the Acquired Companies and the pro forma adjustments.

NOTE D - This pro forma adjustment to "Net Operating Revenues" and "Cost of sales" gives effect to the elimination of historical sales by France/Belgium to the Company's Netherlands operations.

NOTE E - This pro forma adjustment to "Net Operating Revenues" and "Cost of sales" gives effect to the elimination of historical product sales during 1995 by France/Belgium to the German Coca-Cola bottler owned by The Coca-Cola Company. These sales were discontinued as a condition of the purchase agreement. Sales to the German bottler by France/Belgium were discontinued as of the beginning of 1996.

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL INFORMATION -- (CONTINUED)


NOTE F - This pro forma adjustment to "Net operating revenues" gives effect to the elimination of certain marketing support funding provided by The Coca-Cola Company. As a condition of the purchase agreement, the marketing support arrangement between France/Belgium and The Coca-Cola Company has reduced the funding. Therefore, France/Belgium will no longer be receiving this marketing support.

NOTE G - This pro forma adjustment to "Cost of sales" gives effect to the elimination of intercompany centralized purchasing costs for certain products and packaging materials purchased directly from a subsidiary of The Coca-Cola Company by France/Belgium. As a condition of the purchase agreement, France/Belgium will no longer be charged a mark-up on centralized purchasing costs. The elimination of these centralized purchasing costs was implemented as of the beginning of 1996.

NOTE H - This pro forma adjustment to "Selling, general & administrative expenses" gives effect to the elimination of certain overhead and administrative expense allocations charged to France/Belgium by the corporate regional offices of The Coca-Cola Company. As a condition of the acquisition, these costs will no longer be incurred by France/Belgium.

NOTE I - In connection with the acquisition of Ouachita in February, 1996, the Company authorized 1,110,000 shares and issued 923,413 shares of voting convertible preferred stock, Ouachita Series A ("Series A") and authorized 350,000 shares and issued 95,880 shares of voting convertible preferred stock, Ouachita Series B ("Series B"). Series A pays quarterly cumulative dividends of 4% per year and Series B pays no dividend. Dividends are provided at a market-related rate for both Series A and Series B to reflect the actual cost of the preferred stock.

NOTE J - Pro forma fully diluted net income (loss) per common share data are not presented because there are no material differences between such amounts and the pro forma net income (loss) per share presented. All per share data is calculated prior to rounding to millions.

NOTE K - The pro forma adjustments to reflect the increase in outstanding indebtedness as a result of (i) acquisitions of the Acquired Companies by the Company; (ii) a net decrease in net assets acquired between June 28, 1996 and the date of acquisition; and (iii) the repayment of assumed debt at the acquisition dates was calculated as follows:

Purchase price of the Acquired Companies (excluding Ouachita):

Amount payable in cash.................................. $2,309
Long-term debt assumed from sellers.....................    670
                                                         ------
                                                          2,979

Increase in debt between June 28, 1996 and the
  date of acquisition...................................    242
                                                         ------
                                                          2,737
Repayment of notes payable and current maturities
  of long-term debt.....................................      1
                                                         ------

Net increase in long-term debt less current maturities.. $2,738
                                                         ======


                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL INFORMATION -- (CONTINUED)


NOTE L - The purchase method of accounting for acquisitions requires that the assets and liabilities of the Acquired Companies be adjusted to their estimated fair values. The following are the pro forma adjustments which reflect management's best estimate of the fair values of the assets and liabilities of the Acquired Companies as of June 28, 1996 using information currently available.

                                                         Net Assets
                                                    ------------------
                                                    Increase (Decrease)

   Amounts as reported by the Acquired Companies
     (excluding Ouachita)..........................       $  794

   Fair value adjustments:
    Current assets................................            (6)
    Property, plant and equipment, net............            (3)
    Franchise and other noncurrent assets.........         3,118
    Current liabilities...........................            (2)
    Deferred income taxes.........................        (1,089)
    Other long-term obligations...................           (75)
                                                          ------

                                                          $2,737
                                                          ======